Exhibit 10.1
FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 27, 2020, is by and among CREE, INC., a North Carolina corporation (the “Borrower”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H

WHEREAS, the Borrower, certain Material Domestic Subsidiaries of the Borrower as may be from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of January 9, 2015 (as amended by the First Amendment to Credit Agreement, dated September 10, 2015, the Consent, dated July 13, 2016, the Second Amendment to Credit Agreement dated as of November 13, 2017, the Third Amendment to Credit Agreement dated as of August 21, 2018, the Consent, dated March 14, 2019 and the Fourth Amendment to Credit Agreement dated as of December 16, 2019 and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Credit Agreement. From and after the Fifth Amendment Effective Date (as hereinafter defined), the Credit Agreement is amended pursuant to this Amendment to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A to this Amendment.

1.17 Amendments to Schedules and Exhibits. From and after the Fifth Amendment Effective Date, those certain Schedules and Exhibits attached as Annex B to this Amendment shall replace the corresponding Schedules and Exhibits to the Credit Agreement to reflect amendments pursuant to this Amendment. All other Schedules and Exhibits to the Credit Agreement shall not be modified or otherwise affected.

1.18 Commitments. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Aggregate Revolving Committed Amount (as in effect prior to the date hereof) shall be reduced by an aggregate principal amount equal to $125,000,000. Each of the parties hereto agrees that, after giving effect to this Amendment, the revised Revolving Commitment and Revolving Commitment Percentage of each Lender (as of the Fifth Amendment Effective Date) shall be as set forth on Schedule 2.1 attached as Annex B hereto. In connection with this Amendment, the outstanding Revolving Loans and participation interests in existing Swingline Loans and Letters of Credit shall be reallocated by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) among the Lenders of the Revolving Loans as necessary such that, after giving effect to reduction of the Aggregate Revolving Committed Amount as contemplated by this Amendment, each Lender will hold Loans based on its Revolving Commitment (after giving effect to such reduction). The Borrower shall be responsible for any costs arising under Section 3.12 of the Credit Agreement resulting from such reallocation and repayments. The Administrative Agent and the Required Lenders hereby waive any notice requirements set forth in Section 3.3 of the Credit Agreement in connection with the reduction of the Aggregate Revolving Committed Amount as set forth herein. If, after giving effect to this Amendment, (a) the aggregate principal amount of Revolving Obligations shall exceed the Aggregate Revolving Committed Amount, (b) the aggregate principal amount of Swingline Loans shall exceed the Swingline Committed Amount or (c) the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, then the Borrower shall immediately make payment on the Loans and/or to a cash collateral account in respect of LOC Obligations in an amount necessary to eliminate such excess in accordance with Section 3.4(b) of the Credit Agreement.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Fifth Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Lenders and the Administrative Agent.

(b) No Default. No Default or Event of Default exists as of the Fifth Amendment Effective Date and after giving effect to the transactions contemplated hereby.

(c) Representations and Warranties. The representations and warranties contained in Section 6 of the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Fifth Amendment Effective Date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on the Fifth Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(d) Corporate Documents. The Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent, an officer’s certificate (i) certifying that the articles of incorporation or other organizational
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documents, as applicable, of each Credit Party that were delivered on the Closing Date remain true and complete as of the Fifth Amendment Effective Date (or certified updates as applicable), (ii) certifying that the bylaws, operating agreements or partnership agreements of each Credit Party that were delivered on the Closing Date remain true and correct and in force and effect as of the Fifth Amendment Effective Date (or certified updates as applicable), (iii) attaching copies of the resolutions of the board of directors of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, and certifying such resolutions to be true and correct and in force and effect as of the Fifth Amendment Effective Date, (iv) attaching certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and (v) certifying that each officer listed in the incumbency certification contained in each Credit Party’s Officer’s Certificate, delivered on the Closing Date remains a duly elected and qualified officer of such Credit Party and such officer remains duly authorized to execute and deliver on behalf of such Credit Party the Amendment or attaching a new incumbency certificate for each officer signing this Amendment.

(e) Legal Opinions. The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated the Fifth Amendment Effective Date and addressed to the Administrative Agent and the Lenders, which shall be in form and substance satisfactory to the Administrative Agent.

(f) Fees and Expenses. (i) The Administrative Agent shall have received from the Borrower (A) for the account of each Lender that executes and delivers a signature page to this Amendment to the Administrative Agent (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee in an amount equal to 5 basis points on the aggregate Revolving Commitments of such Consenting Lender (after giving effect to this Amendment) and (B) such other fees and expenses that are payable in connection with this Amendment and (ii) King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(g) Form U-1. The Administrative Agent shall have received from the Borrower, a duly executed Form U-1 (Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1).

ARTICLE III
MISCELLANEOUS

3.1 Amended Terms. On and after the Fifth Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:
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(a) It has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization, or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The representations and warranties set forth in Section 6 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

3.3 Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement as amended by this Amendment and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement as so amended applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.6 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

3.7 Counterparts; Telecopy. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

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3.8 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.9 GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402.

3.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.11 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 11.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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CREE, INC.
FIFTH AMENDMENT
IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:      CREE, INC.,
              a North Carolina corporation

By: /s/ Neill P. Reynolds
Name: Neill P. Reynolds
Title: Executive Vice President and Chief Executive Officer

CREE, INC.
FIFTH AMENDMENT

ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent, Issuing Lender, Swingline Lender and as a Lender

By: /s/ Michael Pugsley
Name: Michael Pugsley
Title: Senior Vice President

CREE, INC.
FIFTH AMENDMENT

LENDERS      BMO Harris Bank, N.A.,
              in its capacity as a Lender

By: /s/ Michael Kus
Name: Michael Kus
Title: Managing Director

CREE, INC.
FIFTH AMENDMENT
LENDERS      PNC Bank, National Association,
              in its capacity as a Lender

By: /s/ Walter A. Martz II
Name: Walter A. Martz II
Title: Vice President

CREE, INC.
FIFTH AMENDMENT

LENDERS TRUIST BANK, as successor by merger to SunTrust Bank in its capacity as a Lender in its capacity as a Lender

By: /s/ Julie Lindberg
Name: Julie Lindberg
Title: Vice President

CREE, INC.
FIFTH AMENDMENT
LENDERS      U.S. Bank National Association,
              in its capacity as a Lender

By: /s/ Lukas Coleman
Name: Lukas Coleman
Title: Vice President

CREE, INC.
FIFTH AMENDMENT
LENDERS      Bank of America N.A.,
              in its capacity as a Lender

By: /s/ Thomas M. Paulk
Name: Thomas M. Paulk
Title: Senior Vice President

CREE, INC.
FIFTH AMENDMENT
LENDERS      Citibank, N.A.,
              in its capacity as a Lender

By: /s/ James M. Walsh
Name: James M. Walsh
Title: Managing Director and Vice President

CREE, INC.
FIFTH AMENDMENT
LENDERS      First Horizon Bank,
              in its capacity as a Lender

By: /s/ Keith A. Sherman
Name: Keith A. Sherman
Title: Senior Vice President

ANNEX A

Amended Credit Agreement

See attached.

Conformed ~~CopyConformed~~copy through ~~Fourth~~Fifth Amendment Dated ~~December 16, 2019~~March 27, 2020

CREDIT AGREEMENT

Dated as of January 9, 2015

among

CREE, INC.,
as Borrower,

CERTAIN OF ITS MATERIAL DOMESTIC SUBSIDIARIES AS MAY BE PARTIES HERETO FROM TIME TO TIME,
as Guarantors,
THE LENDERS IDENTIFIED HEREIN,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

BMO HARRIS BANK N.A,
PNC BANK, NATIONAL ASSOCIATION,
~~SUNTRUST BANK~~TRUIST BANK (as successor by merger to SunTrust Bank)
and
U.S. BANK NATIONAL ASSOCIATION
as Co-Syndication Agents

ARRANGED BY:

WELLS FARGO SECURITIES, LLC,
BMO CAPITAL MARKETS CORP.,
PNC CAPITAL MARKETS LLC,
SUNTRUST ROBINSON HUMPHREY, INC.
and
U.S. BANCORP INVESTMENTS, INC.
as Joint Lead Arrangers
and
WELLS FARGO SECURITIES, LLC
as Sole Book Manager

Prepared by:

TABLE OF CONTENTS        Page

SECTION 1 DEFINITIONS AND ACCOUNTING TERMS    1
1.1 Definitions.         1
1.2 Computation of Time Periods.      ~~27~~30
1.3 Accounting Terms.        ~~27~~30
1.4 Letter of Credit Amounts.       ~~28~~30
1.5 Divisions.         31
SECTION 2 CREDIT FACILITIES        ~~28~~31
2.1 Commitments.         ~~28~~31
2.2 Method of Borrowing.       ~~30~~33
2.3 Interest.         ~~33~~36
2.4 Repayment.         ~~34~~37
2.5 Notes.          ~~34~~37
2.6 Additional Provisions relating to Letters of Credit.    ~~34~~37
2.7 Additional Provisions relating to Swingline Loans.    ~~38~~41
2.8 [Reserved]         ~~40~~43
2.9 [Reserved]         ~~40~~43
2.10 Increase in Commitments.       ~~40~~43
2.11 Extension of Termination Date.      ~~43~~45
SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITY  ~~44~~47
3.1 Default Rate.         ~~44~~47
3.2 Conversion.         ~~45~~47
3.3 Termination of Commitments.      ~~45~~48
3.4 Prepayments.         ~~45~~48
3.5 Fees.          ~~46~~49
3.6 Capital Adequacy.        ~~46~~49
3.7 Limitation on Eurocurrency Rate Loans.     ~~47~~49
3.8 Illegality.         ~~47~~51
3.9 Requirements of Law.        ~~47~~51
3.10 Treatment of Affected Loans.       ~~48~~52
3.11 Taxes.          ~~49~~52
3.12 Compensation.        ~~52~~56
3.13 Pro Rata Treatment.        ~~53~~56
3.14 Sharing of Payments.        ~~54~~57
3.15 Payments, Computations, ~~Retroactive Adjustments of Applicable Percentage, Etc. 54~~Etc. 58
3.16 Evidence of Debt.        ~~56~~60
3.17 Certain Limitations.        ~~57~~60
3.18 Defaulting Lenders. ~~57~~60
3.19 Cash Collateral. ~~59~~62
SECTION 4 GUARANTY ~~60~~63
4.1 The Guaranty. ~~60~~63
4.2 Obligations Unconditional. ~~60~~64
4.3 Reinstatement. ~~62~~65

4.4 Certain Additional Waivers. ~~62~~65
4.5 Remedies. ~~62~~65
4.6 Rights of Contribution. ~~62~~65
4.7 Guarantee of Payment; Continuing Guarantee. ~~63~~66
SECTION 5 CONDITIONS PRECEDENT ~~63~~66
5.1 Conditions to Closing. ~~63~~66
5.2 Conditions to all Extensions of Credit. ~~66~~69
SECTION 6 REPRESENTATIONS AND WARRANTIES ~~66~~69
6.1 Organization and Good Standing. ~~66~~69
6.2 Due Authorization. ~~66~~69
6.3 No Conflicts. ~~67~~70
6.4 Consents. ~~67~~70
6.5 Financial Condition; Absence of Material Adverse Effect. ~~67~~70
6.6 No Default. ~~67~~70
6.7 Litigation. ~~67~~70
6.8 Taxes. ~~67~~71
6.9 Compliance with Law. ~~68~~71
6.10 ERISA. ~~68~~71
6.11 Use of Proceeds; Margin Stock~~. 68~~; Perfected Liquid Securities. 71
6.12 Investment Company Act. ~~68~~72
6.13 Environmental Matters. ~~68~~72
6.14 Intellectual Property, Franchises, etc. ~~69~~72
6.15 Solvency. ~~69~~72
6.16 Senior Indebtedness Status. ~~69~~72
6.17 Pledged Capital Stock Representations. ~~69~~72
6.18 Security Documents. ~~69~~73
6.19 Anti-Terrorism Laws; Anti-Money Laundering; Anti-Corruption. ~~70~~73
SECTION 7 AFFIRMATIVE COVENANTS ~~70~~73
7.1 Information Covenants. ~~70~~73
7.2 Preservation of Existence and Franchises. ~~73~~76
7.3 Books, Records and Inspections. ~~73~~76
7.4 Compliance with Law. ~~73~~76
7.5 Payment of Taxes. ~~74~~77
7.6 Insurance. ~~74~~77
7.7 Maintenance of Property. ~~74~~77
7.8 [Reserved]. ~~74~~77
7.9 Use of Proceeds. ~~74~~77
7.10 ~~Financial Covenants. 74~~Asset Coverage Ratio. 78
7.11 Additional Credit Parties. ~~74~~78
7.12 [Reserved]. ~~75~~78
7.13 Further Assurances. ~~75~~78
SECTION 8 NEGATIVE COVENANTS ~~75~~79
8.1 Indebtedness. ~~75~~79
8.2 Liens. ~~77~~80
8.3 [Reserved]. ~~77~~80

8.4 Consolidation, Merger, Sale or Purchase of Assets, etc. ~~77~~80
8.5 Asset Dispositions. ~~77~~81
8.6 Advances, Investments and Loans. ~~78~~81
8.7 Amendments Relating to Other Debt. ~~78~~81
8.8 Transactions with Affiliates. ~~78~~81
8.9 Ownership of Subsidiaries. ~~78~~82
8.10 Fiscal Year. ~~79~~82
8.11 Subsidiary Dividends. ~~79~~82
8.12 Restricted Payments. ~~79~~82
8.13 Change in Nature of Business. ~~79~~83
8.14 Anti-Corruption Laws; Sanctions. ~~80~~83
8.15 No Further Negative Pledges. 83
SECTION 9 EVENTS OF DEFAULT ~~80~~84
9.1 Events of Default. ~~80~~84
9.2 Acceleration; Remedies. ~~81~~85
SECTION 10 ADMINISTRATIVE AGENT ~~82~~86
10.1 Appointment and Authority. ~~82~~86
10.2 Rights as a Lender. ~~82~~86
10.3 Exculpatory Provisions. ~~83~~87
10.4 Reliance by Administrative Agent. ~~84~~87
10.5 Delegation of Duties. ~~84~~88
10.6 Resignation of Administrative Agent. ~~84~~88
10.7 Non-Reliance on Administrative Agent and Other Lenders. ~~85~~89
10.8 No Other Duties; Etc. ~~85~~89
10.9 Administrative Agent May File Proofs of Claim. ~~86~~89
10.10 Guaranty Matters. ~~86~~90
SECTION 11 MISCELLANEOUS ~~87~~90
11.1 Notices; Effectiveness; Electronic Communications. ~~87~~90
11.2 Right of Set-Off; Adjustments; Payments Set Aside. ~~88~~92
11.3 Successors and Assigns. ~~89~~93
11.4 No Waiver; Remedies Cumulative. ~~93~~97
11.5 Expenses; Indemnification; Damage Waiver. ~~93~~97
11.6 Amendments, Waivers and Consents. ~~95~~99
11.7 Counterparts. ~~97~~100
11.8 Headings. ~~97~~100
11.9 Survival. ~~97~~100
11.10 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. ~~97~~101
11.11 Severability. ~~98~~102
11.12 Entirety. ~~98~~102
11.13 Binding Effect; Termination. ~~99~~102
11.14 Confidentiality. ~~99~~102
11.15 [Reserved]. ~~100~~103
11.16 Conflict. ~~100~~103
11.17 USA PATRIOT Act Notice. ~~100~~103
11.18 Replacement of ~~100~~104

11.19 No Advisory or Fiduciary Responsibility. ~~101~~104
11.20 EEA Financial Institutions. 105
11.21 Acknowledgement Regarding any Supported QFCs. 106

SCHEDULES

Schedule 2.1   Commitments
Schedule 2.2(a)(i)  Form of Notice of Revolving Loan Borrowing
Schedule 2.2(a)(ii)  Form of Notice of Swingline Loan Borrowing
Schedule 2.5   Form of Revolving Note
Schedule 3.2   Form of Notice of Extension/Conversion
Schedule 3.11-1   Form of U.S. Tax Compliance Certificate
Schedule 3.11-2   Form of U.S. Tax Compliance Certificate
Schedule 3.11-3   Form of U.S. Tax Compliance Certificate
Schedule 3.11-4   Form of U.S. Tax Compliance Certificate
Schedule 5.1(e)   Form of Officer’s Certificate
Schedule 6.7   Litigation
Schedule 6.13    Environmental Matters
Schedule 6.17   Issued and Outstanding Capital Stock
Schedule 7.1(c)   Form of Officer’s Compliance Certificate
Schedule 7.11   Form of Joinder Agreement
Schedule 8.1(b)   Existing Indebtedness
Schedule 8.2   Existing Liens
Schedule 8.6   Existing Investments
Schedule 11.1   Notice Addresses
Schedule 11.3(b)  Form of Assignment and Assumption

CREDIT AGREEMENT

        THIS CREDIT AGREEMENT dated as of January 9, 2015 (the “Credit Agreement”), is by and among CREE, INC., a North Carolina corporation (the “Borrower”), certain Material Domestic Subsidiaries of the Borrower as may be parties hereto from time to time (the “Guarantors”), the Lenders (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower has requested that the Lenders provide $~~500,000,000~~125,000,000 in credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS AND ACCOUNTING TERMS

1.1 Definitions.

        As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

“Acquisition”, by any Person, means the purchase or acquisition by such Person of any Capital Stock of another Person or substantially all of the Property (other than Capital Stock) of another Person or a line of business from another Person, whether or not involving a merger or consolidation with such other Person.

“Additional Commitment Lender” has the meaning set forth in Section 2.11(d).

“Additional Credit Party” means each Material Domestic Subsidiary of the Borrower that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

        “Administrative Agent” means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

        “Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 11.1, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower, the Lenders, the Issuing Lender and the Swingline Lender.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

        “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or other agreement.

        “Agent Parties” has the meaning set forth in Section 11.1(c).

        “Aggregate Revolving Committed Amount” has the meaning assigned to such term in Section 2.1(a).

“Anti-Corruption Laws” means any law, rule or regulation of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Law” means (i) the USA PATRIOT Act, (ii) the Trading with the Enemy Act, (iii) any of the foreign assets control regulations of the U.S. Department of Treasury (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (iv) any other statute, regulation, executive order, or other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

        “Applicable Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        “Applicable Percentage” means, for any day, ~~the rate per annum set forth below, based on the Consolidated Total Leverage Ratio then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (ii) Eurocurrency Rate Loans shall be the percentage set forth under the column “Eurocurrency Margin”, (iii)~~a rate per annum equal to (a) with respect to any Base Rate Loan, 0.25%, (b) with respect to any Eurocurrency Rate Loan, Daily LIBOR Swingline Loans ~~shall be the percentage set forth under the column “Eurocurrency Margin”, (iv)~~or Standby Letter of Credit Fee ~~shall be the percentage set forth under the column “Eurocurrency Margin” and (v~~, 1.25% and (c) with respect to the Unused Fee ~~shall be the percentage set forth under the column “Unused Fee”:~~, 0.25%.

~~Level~~	~~Consolidated Total Leverage Ratio~~	~~Eurocurrency Margin~~	~~Base Rate Margin~~	~~Unused Fee~~
~~I~~	~~Less than 1.00 to 1.00~~	~~0.80%~~	~~0.00%~~	~~0.090%~~
~~II~~	~~Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00~~	~~1.00%~~	~~0.00%~~	~~0.120%~~
~~III~~	~~Greater than or equal to 1.50 to 1.00 but less than 2.25 to 1.00~~	~~1.25%~~	~~0.25%~~	~~0.150%~~
~~IV~~	~~Greater than or equal to 2.25 to 1.00 but less than 3.50 to 1.00~~	~~1.50%~~	~~0.50%~~	~~0.200%~~
~~V~~	~~Greater than or equal to 3.50 to 1.00~~	~~1.75%~~	~~0.75%~~	~~0.250%~~

~~The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date by which the Borrower is required to provide the quarterly or annual compliance certificate and related financial statements in accordance with the provisions of Sections 7.1(a) and (b), as appropriate; provided that:~~

        ~~(i) the Applicable Percentage in effect from the Third Amendment Effective Date through the fifth Business Day immediately following the date an Officer’s Compliance Certificate is required to be delivered pursuant to Section 7.1(c) for the fiscal quarter ending September 22, 2018 shall be determined based upon Pricing Level IV, and~~

~~(ii) notwithstanding the foregoing, in the event an annual or quarterly Officer’s Compliance Certificate and related financial statements are not delivered timely to the Administrative Agent by the date required by Sections 7.1(a), (b) and (c), as appropriate, the Applicable Percentage, in each case, shall be based on Pricing Level V until the date five (5) Business Days after such compliance certificate and related financial statements are delivered to the Administrative Agent.~~

~~Subject to the qualifications set forth above, the Applicable Percentage, in each case, shall be effective from an interest determination date until the next interest determination date. The Administrative Agent shall determine the appropriate Applicable Percentages promptly upon receipt of, and based on the information contained in, the quarterly or annual compliance certificates and related financial statements. The Administrative Agent shall promptly notify the Borrower and the Lenders of any change in the Applicable Percentage. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentage shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Percentage for any period shall be subject to the provisions of Section 3.15(c).~~

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC, SunTrust Robinson Humphrey Inc. and U.S. Bancorp Investments, Inc., in their capacity as joint lead arrangers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Asset Coverage Ratio” means, as of any date of determination, (a) the amount of Perfected Liquid Securities on such date to (b) the Outstanding Amount of all Loans (including Incremental Loans) and LOC Obligations at such time.

        “Asset Disposition” shall mean and include the sale, lease or other disposition (or the entering into a contract or other agreement that, upon consummation, will result in the sale, lease or other disposition) of any Property by any Credit Party or any Subsidiary thereof (including the Capital Stock of a Subsidiary) other than (A) the sale or other disposition of inventory in the ordinary course of business and (B) the sale, lease or other disposition of machinery, equipment and other assets no longer used or useful in the conduct of such Credit Party’s or Subsidiary’s business. For the avoidance of doubt, none of (x) the sale of any Permitted Convertible Indebtedness by the Borrower, (y) the sale of any Permitted Warrant Transaction by the Borrower nor (z) the performance by Borrower of its obligations under any Permitted Convertible Indebtedness or any Permitted Warrant Transaction, shall constitute an Asset Disposition.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.3(b)), and accepted by the Administrative Agent, in substantially the form of Schedule 11.3(b) or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

        “Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

        “Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

        “Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the Eurocurrency Rate for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or, the Federal Funds Rate or the Eurocurrency Rate (provided that clause (c) shall not be applicable during any period in which the Eurocurrency Rate is unavailable or unascertainable).

        “Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurocurrency Rate and/or Daily LIBOR Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurocurrency Rate and/or Daily LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Rate and/or Daily LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Rate and/or Daily LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurocurrency Rate and/or Daily LIBOR Rate:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Eurocurrency Rate and/or Daily LIBOR Rate permanently or indefinitely ceases to provide the Eurocurrency Rate and/or Daily LIBOR Rate; and
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurocurrency Rate and/or Daily LIBOR Rate:
(a)a public statement or publication of information by or on behalf of the administrator of the Eurocurrency Rate and/or Daily LIBOR Rate announcing that such administrator has ceased or will cease to provide the Eurocurrency Rate and/or Daily LIBOR Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurocurrency Rate and/or Daily LIBOR Rate;
(b)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurocurrency Rate and/or Daily LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurocurrency Rate and/or Daily LIBOR Rate, a resolution authority with jurisdiction over the administrator for the Eurocurrency Rate and/or Daily LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurocurrency Rate and/or Daily LIBOR Rate, which states that the administrator of the Eurocurrency Rate and/or Daily LIBOR Rate has ceased or will cease to provide LIBOR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurocurrency Rate and/or Daily LIBOR Rate; or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurocurrency Rate and/or Daily LIBOR Rate announcing that the Eurocurrency Rate and/or Daily LIBOR Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurocurrency Rate and/or Daily LIBOR

Rate and solely to the extent that the Eurocurrency Rate and/or Daily LIBOR Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurocurrency Rate and/or Daily LIBOR Rate for all purposes hereunder in accordance with Section 3.7(b) and (b) ending at the time that a Benchmark Replacement has replaced the Eurocurrency Rate and/or Daily LIBOR Rate for all purposes hereunder pursuant to Section 3.7(b).

        “Beneficial ~~Owners~~Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

        “Book Manager” means Wells Fargo Securities, LLC, in its capacity sole book manager.

“Borrower” has the meaning set forth in the introductory paragraph hereof, together with any permitted successors and assigns.

        “Borrower Materials” has the meaning set forth in Section 7.1.

        “Borrowing” means a borrowing consisting of simultaneous Loans of the same type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a Eurocurrency Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

        “Capital Lease” means any lease the payments and obligations with respect to which would be required to be capitalized in accordance with GAAP.

        “Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender or the Swingline Lender (as applicable) and the Lenders, as collateral for LOC Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or the Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Lender or the Swingline Lender

(as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

        “Cash Equivalents” means, collectively, (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Euro time deposits and Euro certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof, from Moody’s is at least P-1 or the equivalent thereof or from Fitch is at least F1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P, P-1 (or the equivalent thereof) or better by Moody’s or F1 (or the equivalent thereof) or better by Fitch and maturing within six months of the date of acquisition and (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations. Notwithstanding anything above, it is understood and agreed that auction rate securities shall not constitute Cash Equivalents.

        “Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

        “Change of Control” means (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower, together with directors whose nomination for election was endorsed by those directors, cease to constitute a majority of the board of directors of the Borrower. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934.

        “Closing Date” means January 9, 2015.

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

        “Commitment Period” means, with respect to any Lender, the period from and including the Closing Date to but not including the earlier of (i) the Termination Date of such Lender then in effect, or (ii) the date on which the Commitments shall terminate in accordance with the provisions of this Credit Agreement.

        “Commitments” means the Revolving Commitments, the Swingline Commitment and the LOC Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in connection with (i) any Extension of Credit, (ii) any Incremental Loan pursuant to Section 2.10, (iii) any Permitted Acquisition, (iv) any Indebtedness permitted to be incurred pursuant to Sections 8.1(j) and (k) and (v) any Restricted Payment referenced in Section 8.12, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction, of the Asset Coverage Ratio as of such date of determination.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

        “Consolidated EBITDA” means, for any period, in each case for the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (other than amounts specifically excluded from Consolidated Net Income under clauses (a) through (c) of the definition of Consolidated Net Income): (i) Consolidated Interest Expense, (ii) taxes, (iii) depreciation and amortization, (iv) all non-recurring expenses and charges which do not represent a cash item in such period, (v) expenses in connection with the issuance of stock options or other equity as compensation to employees and/or management of any Credit Party or Subsidiary and (vi) costs and expenses, in an amount not to exceed $5,000,000 in the aggregate during any four (4) fiscal quarter period, incurred in connection with any investment, acquisition, asset disposition, equity issuance or incurrence, payment, prepayment, refinancing or redemption of indebtedness (including fees and expenses related to this Agreement and any amendments, supplements and modifications thereof), including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses (in each case whether or not consummated) minus (b) to the extent included in calculating Consolidated Net Income, (i) all non-recurring, non-cash items increasing net income for such period and (ii) any cash payments made during such period in respect of items described in clause (iv) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred plus (or minus) (c) non-cash losses (or gains) arising from the impact of mark-to-market valuation of the Credit Parties’ Investment in Lextar Electronics Corporation.

        ~~“Consolidated Interest Coverage Ratio” means, as of the end of any fiscal quarter of the Borrower, the ratio of Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date to Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on such date.~~ “Consolidated Interest Expense” means, for any period, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases, in each case for the Credit Parties and their Subsidiaries on a consolidated basis determined in accordance with GAAP.

        “Consolidated Net Income” means, for any period, the net income (or loss) of the Credit Parties and their Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding:

        (a) any extraordinary gains or losses;

        (b) net earnings of any business entity (other than a Subsidiary) in which any Credit Party or any Subsidiary thereof has an ownership interest unless such net earnings shall have actually been received by such Credit Party or its Subsidiaries in the form of cash distributions;

        (c) any gain or loss from Asset Dispositions not in the ordinary course of business during such period; and

        (d) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Credit Parties.

~~“Consolidated Senior Secured Debt” means, as of any date, with respect to the Credit Parties and their Subsidiaries on a consolidated basis determined in accordance with GAAP, all Funded Debt of the Credit Parties and their Subsidiaries that is secured by a Lien, excluding all such Funded Debt that is Subordinated Debt.~~
~~“Consolidated Senior Secured Leverage Ratio” means, as of the end of any fiscal quarter of the Borrower, the ratio of Consolidated Senior Secured Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.~~
“Consolidated Tangible Net Worth” shall mean total shareholders’ equity (or its equivalent), less any intangible assets, of the Credit Parties and their Subsidiaries on a consolidated basis, determined in accordance with GAAP.
        “Consolidated Total Assets” means, as of any date, the sum of all items which would be classified as assets of the Credit Parties and their Subsidiaries on a consolidated basis determined in accordance with GAAP.

        ~~“Consolidated Total Debt” means, as of any date, all Funded Debt of the Credit Parties and their Subsidiaries on a consolidated basis determined in accordance with GAAP.~~

~~“Consolidated Total Net Debt” means, as of any date, (a) all Consolidated Total Debt minus (b) the sum of the following assets of the Credit Parties, up to an aggregate amount not to exceed $500,000,000, to the extent such assets are Unencumbered Assets held in the United States: (i) cash, (ii) Cash Equivalents and (iii) Marketable Securities.~~

        ~~“Consolidated Total Leverage Ratio” means, as of the end of any fiscal quarter of the Borrower, the ratio of Consolidated Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.~~

~~“Consolidated Total Net Leverage Ratio” means, as of the end of any fiscal quarter of the Borrower, the ratio of Consolidated Total Net Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.~~

        “Credit Documents” means this Credit Agreement, the Notes, the Security Documents, any Joinder Agreement, the Engagement Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

        “Credit Party” means the Borrower and the Guarantors.

        “Daily LIBOR Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.7(b), for each day with respect to any Swingline Loan issued pursuant to Section 2.2(a)(ii), the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) on such day and having an advance date of such day and an interest period of one month; provided, however, if more than one rate is published by the ICE Benchmark Administration Limited, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term “Daily LIBOR Rate” shall mean, for each day with respect to any Daily LIBOR Swingline Loan, the rate per annum at which, as determined by the Administrative Agent in accordance with its customary practices, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. (London time) on such day and having an advance date of such day and a maturity date of one month for settlement in immediately available funds by leading banks in the London interbank market. Notwithstanding anything to the contrary herein, in no event shall the Daily LIBOR Rate be less than 0%.

        “Daily LIBOR Swingline Loan” means a Swingline Loan that bears interest at a rate based on the Daily LIBOR Rate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        “Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        “Default Rate” means (a) when used with respect to Loans, an interest rate equal to (i) for Base Rate Loans (A) the Base Rate plus (B) the Applicable Percentage applicable to Base Rate Loans plus (C) 2.00% per annum and (ii) for Eurocurrency Rate Loans, a rate per annum of 2.00% in excess of the rate (including the Applicable Percentage) then applicable to such Eurocurrency Rate Loan until the end of the applicable Interest Period and thereafter at a rate equal to 2.00% in excess of the rate (including the Applicable Percentage) then applicable to Base Rate Loans, (b) when used with respect to Standby Letter of Credit Fees, a rate equal to the Applicable Percentage plus 2.00% per annum and (c) when used with respect to other Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Percentage applicable to Base Rate Loans plus (iii) 2.00% per annum.

        “Defaulting Lender” means, subject to Section 3.18, any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three (3)

Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations generally under agreements (other than this Credit Agreement) in which it commits to extend credit, unless such failure is the subject of a good faith dispute, (d) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (f) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

        “Dollars “ and “$” means dollars in lawful currency of the United States of America.

        “Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.7(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurocurrency Rate and/or Daily LIBOR Rate, and

(b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

        “Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.3(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.3(b)(iii)).

        “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        “Engagement Letter” means the letter agreement dated as of December 3, 2014 between Wells Fargo Securities, LLC and the Borrower, as amended, modified, supplemented or replaced from time to time.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any other Credit Party or their Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Material of Environmental Concern, (d) the release or threatened release of any Material of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

        “ERISA Affiliate” means an entity which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code.

        “ERISA Event” means (a) Reportable Event with respect to a Plan; (b) the incurrence by the Borrower of liability with respect to a withdrawal by the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it or such ERISA Affiliate was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by the Borrower of liability with respect to a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the incurrence by the Borrower of liability with respect to the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) the incurrence by the Borrower of liability with respect to an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Eurocurrency Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.7(b), (a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not published by the ICE Benchmark Administration Limited (or any applicable successor page), then the “Eurocurrency Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and (b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an interest period equal to one month (commencing on the date of determination of such interest rate) as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not published by the ICE Benchmark Administration Limited (or any applicable successor page) then the “Eurocurrency Rate” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination. Notwithstanding anything to the contrary herein, in no event shall the Eurocurrency Rate be less than 0%.

        “Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

        “Event of Default” has the meaning assigned to such term in Section 9.1.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) or overall gross receipts, franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.11(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

        “Existing Credit Agreement” shall mean that certain Credit Agreement dated as of August 12, 2014 between the Borrower and Wells Fargo Bank, National Association, as amended, modified or supplemented from time to time.

        “Existing Termination Date” has the meaning set forth in Section 2.11(a).

        “Extending Lender” has the meaning set forth in Section 2.11(e).

        “Extension Date” has the meaning set forth in Section 2.11(a).

        “Extension of Credit” means, as to any Lender, the making of, or participation in, a Loan by such Lender or the issuance, amendment, increase or extension of, or participation in, a Letter of Credit by such Lender.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable intergovernmental agreements with respect thereto.

        “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo Bank on such day on such transactions as determined by the Administrative Agent.

        “Fees” means all fees payable pursuant to Section 3.5.

        “Fitch” means Fitch Rating, part of the Fitch Group, a subsidiary of Fimalac, S.A., or any successor or assignee of the business of such company in the business of rating securities.

        “Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the Issuing Lender). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary, substantially all the assets of which consist of Capital Stock of Foreign Subsidiaries.

        “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding LOC Obligations other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lender or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

        “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        “Funded Debt” means, with respect to any Person, all Indebtedness of such Person, other than obligations of the type set forth in clauses (h) and (i) in the definition of Indebtedness. For purposes of calculating Funded Debt during the period from the date the Borrower has elected to settle any Permitted Convertible Indebtedness in cash until the date such payment is made, Funded Debt shall include the aggregate principal amount of any Permitted Convertible Indebtedness plus any cash payments the Borrower is obligated to pay in excess of the aggregate principal amount thereof.

        “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

        “Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

        “Guarantor” has the meaning set forth in the introductory paragraph hereof, together with any permitted successors and assigns.

        “Increased Amount Date” has the meaning set forth in Section 2.10.

        “Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all Support Obligations of such Person with respect to Indebtedness of another Person, (e) the maximum stated amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder to the extent unreimbursed (other than letters of credit (i) supporting other Indebtedness of such Person or (ii) offset by a like amount of cash or government securities pledged or held in escrow to secure such letter of credit and draws thereunder), (f) the principal portion of all obligations of such Person under Capital Leases, (g) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the amount of such Indebtedness as to which there is recourse to such Person or the fair market value of the Property which is subject to the Lien, if less, (h) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (i) the Swap Termination Value of any Swap Contract, (j) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (k) all preferred stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time prior to the latest Termination Date then in effect, (l) the aggregate net amount of Indebtedness or obligations relating to the sale, contribution or other conveyance of accounts receivable (or similar transaction) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with GAAP, (m) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP, (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness, and (o) the maximum amount of all contingent obligations (including, without limitation, obligations to make earn-out payments) of such Person reasonably anticipated by such Person in good faith to be incurred in connection with Acquisitions permitted under Section 8.4 and Acquisitions consummated prior to the Closing Date. For purposes hereof, Indebtedness shall also include payments in respect of Indebtedness which constitute current liabilities of the obligor under GAAP. The Indebtedness of any Person shall not include (a) trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof, (b) accrued expenses and (c) accrued pension and retirement plan liabilities to the extent such liabilities would not appear as debt on a balance sheet of such Person in accordance with GAAP. For the avoidance of doubt, the obligations of the Borrower under any Permitted Warrant Transaction shall not constitute Indebtedness. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate principal amount thereof, without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to Treasury Regulation § 1.1275-6.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

        “Indemnitees” has the meaning set forth in Section 11.5(b).

        “Information” has the meaning set forth in Section 11.14.

        “Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and any Termination Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including any Swingline Loan bearing interest at the Base Rate) or Daily LIBOR Swingline Loan, the last Business Day of each March, June, September and December and any Termination Date.

        “Interest Period” means, with respect to Eurocurrency Rate Loans, a period one, two, three or six months’ duration or, if agreed by all of the relevant Lenders twelve months, as the Borrower may elect, commencing in each case on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the next Termination Date to occur and (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

        “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections.

        “Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Support Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person. For purposes hereof, Investment shall not include any funding by any Credit Party of qualified or nonqualified retirement or other benefit plans for directors, officers or employees pursuant to the terms thereof.

        “IRS” means the United States Internal Revenue Service.

        “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

        “Issuing Lender” means with respect to all Letters of Credit issued after the Closing Date, Wells Fargo Bank and its successors in such capacity.

        “Joinder Agreement” means a Joinder Agreement substantially in the form of Schedule 7.11 executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.11.

        “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        “Lenders” means each Person identified as a “Lender” on the signature pages hereto and any Person which becomes a Lender pursuant to the terms hereof and their respective successors and assigns.

        “Letter of Credit” means any standby letter of credit issued by the Issuing Lender for the account of the Borrower or its Subsidiaries in accordance with the terms of Section 2.1(c).

        “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

        “Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the latest Termination Date (or, if such day is not a Business Day, the next proceeding Business Day) for any Lenders then in effect.

        “Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Committed Amount and (b) the LOC Committed Amount. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Committed Amount.

        “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference or priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof) securing or purporting to secure any Indebtedness.

~~“Liquidity” means the sum of (a) the sum of the following assets of the Credit Parties and their Subsidiaries that are Unencumbered Assets: (i) cash, (ii) Cash Equivalents and (iii) Marketable Securities, plus (b) the actual daily unused amount of the Aggregate Revolving Committed Amount, but only to the extent that any usage of such unused amount on any applicable test date would not result in (x) a Consolidated Total Leverage Ratio in excess of 4.25 to 1.00 (determined on a Pro Forma Basis) or (y) Consolidated Senior Secured Leverage Ratio in excess of 3.00 to 1.00 (determined on a Pro Forma Basis) plus (c) an amount not to exceed $300,000,000 of the following assets of Subsidiaries that are not Credit Parties that can be repatriated to the Credit Parties within a thirty day time period: (i) cash, (ii) Cash Equivalents and (iii) Marketable Securities.~~

        “Loans” means the Revolving Loans and the Swingline Loans, and the Base Rate Loans, Eurocurrency Rate Loans and Daily LIBOR Swingline Loans comprising such Loans.

        “LOC Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LOC Borrowing in accordance with its Revolving Commitment Percentage. All LOC Advances shall be denominated in Dollars.

        “LOC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a borrowing of Revolving Loans. All LOC Borrowings shall be denominated in Dollars.

        “LOC Commitment” means, with respect to the Issuing Lender, the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount and, with respect to the Lenders, the commitment of each Lender to purchase participation interests in the LOC Obligations up to its Revolving Commitment Percentage of the LOC Committed Amount as provided in Section 2.2(a)(iii)(B).

        “LOC Committed Amount” has the meaning assigned to such term in Section 2.1(c).

        “LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

        “LOC Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all Unreimbursed Amounts, including all LOC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
        “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Marketable Securities” means the following securities provided such securities conform to the Borrower’s investment guidelines and have readily-determinable market values: (i) investments in direct obligations of the United States of America or of any agency or instrumentality thereof rated at investment grade or better; (ii) investments in commercial paper rated at least P-1 by Moody’s and at least A-1 by S&P; (iii) investments in certificates of deposit, eurodollar deposits or bankers’ acceptance issued by any United States commercial bank whose debt is rated in one of the three highest long term rating categories or in the highest short term rating category by Moody’s or S&P; (iv) repurchase agreements secured by obligations described in clause (i) above; (v) equity securities which are listed on a national securities exchange registered under Section 6 of the Securities and Exchange Act of 1934 or quoted on a U.S. automated interdealer quotations system; (vi) equity securities which are listed on a recognized foreign stock exchange; (vii) bonds of corporations domiciled in the United States or municipalities located in the United States rated at investment grade or better; (viii) bonds of foreign corporations or sovereign nations (other than the United States) and (ix) investments in mutual funds (including without limitation money market funds and index funds) registered under the Investment Company Act of 1940, as amended, provided that the portfolio of any such mutual fund is limited to securities described in clauses (i) through (viii) above.

        “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Credit Document, or of the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.

“Material Domestic Subsidiary” shall mean any Domestic Subsidiary of the Borrower that, together with its Subsidiaries, (a) generates more than 5% of Consolidated EBITDA on a Pro Forma Basis for the four (4) fiscal quarter period most recently ended or (b) owns more than 5% of the Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Borrower; provided, however, that if at any time there are Domestic Subsidiaries which are not classified as “Material Domestic Subsidiaries” but which collectively (i) generate more than 10% of Consolidated EBITDA on a Pro Forma Basis or (ii) own more than 10% of the Consolidated Total Assets as of the last day of the most recently ended fiscal quarter of the Borrower, then the Borrower shall promptly designate one or more of such Domestic Subsidiaries as Material Domestic Subsidiaries and cause any such Domestic Subsidiaries to comply with the provisions of Section 7.11 such that, after such Domestic Subsidiaries become Guarantors hereunder, the Non-Guarantor Subsidiaries shall (A) generate less than 10% of Consolidated EBITDA and (B) own less than 10% of the Consolidated Total Assets.

        “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

        “Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

        “Multiemployer Plan” means a Plan which is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.

        “Multiple Employer Plan” means a Plan (other than a Multiemployer Plan) which the Borrower or any ERISA Affiliate and at least one employer other than the Borrower or any ERISA Affiliate are contributing sponsors.

        “Non-Consenting Lender” has the meaning set forth in Section 11.18.

        “Non-Extending Lender” has the meaning set forth in Section 2.11(b).

        “Non-Guarantor Subsidiaries” means Domestic Subsidiaries which are not Guarantors.

        “Note” or “Notes” means the Revolving Notes, individually or collectively, as appropriate.

        “Notice Date” has the meaning set forth in Section 2.11(b).

        “Notice of Extension/Conversion” has the meaning assigned to such term in Section 3.2.

        “Notice of Revolving Loan Borrowing” has the meaning assigned to such term in Section 2.2(a)(i).

        “Notice of Swingline Loan Borrowing” shall mean a notice of a Borrowing of Swingline Loans pursuant to Section 2.2(a)(ii), which, if in writing, shall be substantially in the form of Schedule 2.2(a)(ii).

        “Obligations” means, without duplication, all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code). The foregoing shall also include (a) all obligations under any Swap Contract between any Credit Party or any Subsidiary and any Lender or Affiliate of a Lender (including such a counterparty that is (or was) a Lender or its Affiliate at the time such Swap Contract was entered into) that is permitted to be incurred pursuant to Section 8.1(d) and (b) all obligations under any Treasury Management Agreement between any Credit Party or any Subsidiary and any Lender or Affiliate of a Lender, including any Lender or Affiliate that is (or was) a Lender or its Affiliate at the time such treasury products or services are (or were) provided. The term “Obligations” shall not include any Excluded Swap Obligation.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Compliance Certificate” has the meaning set forth in Section 7.1(c).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.18).

“Outstanding Amount” means (i) with respect to Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date; and (iii) with respect to any LOC Obligations on any date, the amount of the aggregate outstanding amount of such LOC Obligations on such date after giving effect to the issuance, amendment or extension of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the LOC Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

        “Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Lender, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

        “Participant Register” has the meaning assigned to such term in Section 11.3(d).

        “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

“Perfected Liquid Securities” means the amount of Cash Equivalents and Marketable Securities held at institutions or with asset managers reasonably acceptable to the Administrative Agent that are subject to a blocked account control agreement in favor of the Administrative Agent, with dominion and control in effect during the term of the Facility; provided, that (a) the calculation of Perfected Liquid Securities shall exclude (i) Marketable Securities of the type set forth in clauses (v), (vi) and (viii) of such definition, (ii) bonds (as described in clause (vii) of the definition of Marketable Securities) (A) with a maturity or expiration date greater than five years or (B) that are convertible into equity securities, (iii) mutual funds that include any of the items set forth in the foregoing clauses (i) or (ii) (as described in clause (ix) of the definition of Marketable Securities) and (iv) to the extent not otherwise covered by clauses (i), (ii) or (iii) above, any “Margin Stock” within the meanings of Regulation U and (b) the calculation of Perfected Liquid Securities shall include domestically issued bonds of corporations domiciled outside of the United States rated at investment grade or better with a maturity or expiration date less than five years.

“Permitted Acquisition” means an acquisition by a Credit Party or any Subsidiary of a Credit Party in the form of an acquisition of a Person or a line of business if each such acquisition meets all of the following requirements: (i) at the time of the consummation thereof and after giving effect thereto, no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred and be continuing or would result from such acquisition, (ii) if such acquisition (or related series of acquisitions) is equal to or greater than $100,000,000, then, not less than five (5) Business Days prior to consummation of such acquisition, the Borrower shall have delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, a ~~Pro Forma~~ Compliance Certificate, executed by the Borrower, demonstrating that ~~(x) the Consolidated Total Net Leverage Ratio is less than or equal to 4.25 to 1.00 and (y) the Consolidated Senior Secured Leverage Ratio is less than or equal to 3.00 to 1.00, in each case, calculated on a Pro Forma Basis as of the proposed closing date of the acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith,~~the Credit Parties are in compliance with the Asset Coverage Ratio set forth in Section 7.10, (iii) the Borrower shall have delivered to the Administrative Agent such acquisition documents reasonably requested by the Administrative Agent related to such acquisition, (iv) the Borrower shall have delivered to the Administrative Agent such documents required to be delivered pursuant to Section 7.11, and (v) with respect to the acquisition of any Person, such acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof does not exceed, the net proceeds received by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness.

“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower that meets all of the following requirements: (i) at the time of the consummation thereof and after giving effect thereto, no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to any such Permitted Convertible Indebtedness, the Credit Parties are in compliance with the ~~financial covenants~~Asset Coverage Ratio set forth in Section ~~7.10 on a Pro Forma Basis,~~7.10, (iii) such Permitted Convertible Indebtedness has customary market terms for capital markets convertible indebtedness and (iv) the final maturity date of any such Permitted Convertible Indebtedness shall be at least 365 days after the Termination Date.

        “Permitted Investments” means Investments which are (i) cash and Cash Equivalents and Marketable Securities; (ii) (x) investments, loans (including, without limitation, any intercompany loans by Borrower to Cree Hong Kong Limited in existence prior to the Closing Date (or any redirection of such intercompany loans to Cree International S.a.r.l. Luxembourg from time to time)), advances and extensions of credit disclosed on Schedule 8.6 and (y) any refinancings, refundings, renewals, modifications or extensions of any such intercompany loans so long as such refinancings, refundings, renewals, modifications or extensions do not increase the principal amount of such intercompany loans to an amount more than the amount outstanding on the Closing Date; (iii) investments, loans, advances and extensions of credit made after the Closing Date in (x) the Borrower or any other Credit Party, (y) any Domestic Subsidiary that is not a Credit Party in an aggregate amount not to exceed $100,000,000 outstanding at any time unless such Subsidiary becomes a Guarantor and delivers to the Lender such documents required to be delivered pursuant to Section 7.11 prior to or contemporaneously with such investment, loan, advance or extension of credit, or (z) the form of intercompany loans by Borrower to Cree Hong Kong Limited or Cree International S.a.r.l. Luxembourg made after the Closing Date in an aggregate amount not to exceed $150,000,000 outstanding at any time; (iv) Permitted Acquisitions; (v) repurchase obligations with a term of not more than ninety (90) days for underlying Investments of the type described in clause (i); (vi) loans, advances and extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated Persons or to affiliated Persons upon terms and conditions that are consistent with dealings on an arm’s length basis; (vii) Investments under any Swap Contract between the Borrower, or any of its Subsidiaries and any Lender or Affiliate of a Lender, whenever executed, (viii) Permitted Bond Hedge Transactions and (ix) other loans, advances, extensions of credit and investments not exceeding $25,000,000 in the aggregate.

        “Permitted Liens” means:

         (i) Liens created by or arising under the Credit Documents in favor of the Administrative Agent on behalf of the Lenders;

         (ii) Liens (other than Liens created or imposed under ERISA) for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

         (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided, in each case the obligations secured are not more than thirty (30) days overdue, or if so overdue, are being contested in good faith by appropriate actions or proceedings and adequate reserves have been established in accordance with GAAP;

         (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Credit Party in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided, in each case the obligations secured are not more than thirty (30) days overdue, or if so overdue, are being contested in good faith by appropriate actions or proceedings and adequate reserves have been established in accordance with GAAP;

         (v) Liens of or resulting from any judgment or award not constituting an Event of Default under Section 9.1(h);

         (vi) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

         (vii) leases or subleases granted to others not interfering in any material respect with the business of any Credit Party;

         (viii) any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

         (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (x) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions in connection with cash management and banking arrangements entered into in the ordinary course of business;

         (xi) Liens existing as of the Closing Date and set forth on Schedule 8.2; provided that no such Lien shall at any time (A) be extended to or cover any Property other than the Property subject thereto on the Closing Date and (B) secure any Indebtedness other than the Indebtedness secured thereby on the Closing Date or any extension or renewal thereof that is permitted by this Agreement;

         (xii) Liens placed upon equipment or component materials (and the proceeds thereof) of a Credit Party for short-term trade payable arrangements with vendors of such Credit Party to secure all or a portion of the purchase price of such equipment or materials; provided that (i) any such Lien shall not encumber any other property of any Credit Party, (ii) the amount of Indebtedness secured thereby is not increased, (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed on hundred percent (100%) of the original purchase price of such property at the time of purchase and (iv) such Liens are in the ordinary course of business and consistent with prior practices.

         (xiii) Liens in connection with any Indebtedness under any Swap Contract between the Borrower, or any of its Subsidiaries and any Lender or Affiliate of a Lender, whenever executed; and

         (xiv) other Liens on Property of any Person securing Indebtedness of any Credit Party to the extent permitted under Section 8.1(k) or Foreign Subsidiary to the extent permitted under Section 8.1(g); provided, that the total aggregate principal amount secured by such Liens shall not at any time exceed $50,000,000.

        Without limiting the generality of the foregoing, neither Borrower nor any Subsidiary shall grant, pledge, encumber or permit to exist any Lien upon (i) any of its domestic or foreign stock or other Capital Stock, now outstanding or hereafter issued or (ii) any of its now existing or hereafter acquired or created Intellectual Property.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Bond Hedge Transaction and settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower.

        “Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

        “Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA and with respect to which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be), or was, an “employer” within the meaning of Section 3(5) of ERISA, currently or at any time during the immediately preceding six plan years.

        “Platform” has the meaning set forth in Section 7.1.

“Pledge Agreement” means the Pledge Agreement, as amended, restated, supplemented or otherwise modified from time to time, dated as of the date hereof, among certain of the Credit Parties and the Administrative Agent, for the benefit of the Secured Parties.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

        “Pro Forma Basis” means, for purposes ~~of calculating (utilizing the principles set forth in Section 1.3) the applicable Pricing Level under the definition of “Applicable Percentage” and the Consolidated Total Leverage Ratio, and for purposes of determining compliance with each of the financial covenants set forth in Section 7.10,~~ of determining Material Domestic Subsidiaries, that any transaction shall be deemed to have occurred as of the first day of the four fiscal~~-~~ quarter period ending as of the first day of the four fiscal quarter period ending most recent fiscal quarter end preceding the date of ~~such~~ the applicable transaction with respect to which the Administrative Agent has received the annual or quarterly ~~compliance certificate and related~~ financial statements required by Section 7.1(a) or (b) , as appropriate. ~~As used herein, “transaction” shall mean (i) any merger or consolidation as referred to in Section 8.4, (ii) any Asset Disposition as referred to in Section 8.5, (iii) any Acquisition as referred to in Section 8.4, (iv) any Investment permitted by clause (viii) of the definition of Permitted Investments and (v) any Restricted Payment referenced in Section 8.12. In furtherance of the foregoing, in connection with any calculation of the financial covenants set forth in Section 7.10 upon giving effect to a transaction on a Pro Forma Basis:~~

        ~~(A) for purposes of any such calculation in respect of any Asset Disposition referred to in Section 8.5, (1) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition shall be excluded and (2) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period; and~~

        ~~(B) for purposes of any such calculation in respect of any merger or consolidation referred to in Section 8.4(a) or any Acquisition referred to in Section 8.4(b), (1) any Indebtedness incurred by any Credit Party or its Subsidiaries in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, and (2) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included beginning as of the first day of the applicable period, provided that such income statement items are factually supportable by financial statements and information reasonably acceptable to the Administrative Agent.~~

        ~~“Pro Forma Compliance Certificate” means a certificate of the chief financial officer (or its equivalent) of the Borrower delivered to the Administrative Agent in connection with (i) any Incremental Loan pursuant to Section 2.10, (ii) any Permitted Acquisition, (iii) any Indebtedness permitted to be incurred pursuant to Sections 8.1(j) and (k) and (iv) any Restricted Payment referenced in Section 8.12, as applicable, and containing reasonably detailed calculations, upon~~

~~giving effect to the applicable transaction on a Pro Forma Basis, of the Consolidated Interest Coverage Ratio, the Consolidated Total Leverage Ratio (in the case of transactions described by clauses (i), (iii) and (iv), above) and the Consolidated Total Net Leverage Ratio (in the case of transactions described by clause (ii), above) each as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the annual or quarterly compliance certificate and related financial statements required by Section 7.1(a) or (b), as appropriate.~~

        “Property” means any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 7.1.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

        “Register” has the meaning assigned to such term in Section 11.3(c).

        “Regulation T, U, or X” means Regulation T, U, or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

        “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

        “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

        “Required Lenders” means, at any time, Lenders holding more than fifty percent (50%) of the aggregate Commitments, or if the Commitments have been terminated, Lenders holding more than fifty percent (50%) of the aggregate principal amount of the Revolving Obligations outstanding (with the aggregate amount of each Lender’s risk participation and funded participation in LOC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitments of, and outstanding principal amount of Revolving Obligations owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lender.
        “Requirement of Law” means, with respect to any Person, the common law and all federal, state, provincial, local and foreign laws, rules and regulations, orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided that the foregoing shall not apply to non-binding recommendations or guidance from any Governmental Authority.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

        “Responsible Officer” means, with respect to the subject matter of any representation, warranty, covenant, agreement, obligation or certificate of any Credit Party contained in or delivered pursuant to any of the Credit Documents, the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Controller, General Counsel or Treasurer of the Borrower.

        “Restricted Payment” by any Person means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving such Person), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of such Person or dividends or distributions payable to any Credit Party (directly or indirectly through Subsidiaries)), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person, now or hereafter outstanding, including, in any event, any cash payment upon conversion of any Permitted Convertible Indebtedness to the extent such cash payment exceeds the aggregate principal amount of such Permitted Convertible Indebtedness or (iv) any payment made in respect of Subordinated Debt; provided, however, none of (1) the delivery of Capital Stock or the payment of cash in lieu of delivery of any fractional shares of Capital Stock, in each case, upon exercise and settlement or termination of any Permitted Warrant Transaction, (2) the purchase or other acquisition, in each case, for no consideration, of Capital Stock upon exercise and settlement or termination of any Permitted Bond Hedge Transaction, (3) the payment of principal at maturity of, principal upon any required repurchase of, or interest on, any Permitted Convertible Indebtedness, (4) the payment of cash upon conversion of any Permitted Convertible Indebtedness in an amount not in excess of the aggregate principal amount of such Permitted Convertible Indebtedness nor (5) the delivery of Capital Stock or the payment of cash in lieu of delivery of any fractional shares of Capital Stock, in each case, upon conversion of any Permitted Convertible Indebtedness, shall constitute a Restricted Payment.

        “Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount outstanding at any time up to such Lender Revolving Committed Amount.

        “Revolving Commitment Percentage” means, with respect to each Lender, a fraction (expressed as a percentage) the numerator of which is the Revolving Committed Amount of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentage of each Lender is set forth on Schedule 2.1.

        “Revolving Committed Amount” means, with respect to each Lender, the amount of such Lender’s Revolving Commitment, as such amount may from time to time be reduced in accordance with the provisions hereof. The initial Revolving Committed Amount of each Lender is set forth on Schedule 2.1.

        “Revolving Loans” has the meaning assigned to such term in Section 2.1(a).

        “Revolving Note” means the promissory notes of the Borrower in favor of each of the Lender evidencing the Revolving Loans and Swingline Loans in substantially the form attached as Schedule 2.5, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

        “Revolving Obligations” the Revolving Loans, the Swingline Loans and the LOC Obligations.

        “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereof.

        “Same Day Funds” means immediately available funds.

“Sanctioned Country” means a country, region or territory subject to a Sanctions-related program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time or is itself the subject or target of any Sanctions.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on any list of Sanctions maintained by the U.S. Department of State and publicly available at http://www.state.gov, (c) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (d) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (e) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (f) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State or the U.S. Department of Treasury, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Second Amendment Effective Date” means November 13, 2017.
“Secured Parties” means each Lender and each Affiliate of a Lender that enters into a Swap Contract or a Treasury Management Agreement with any Credit Party or any Subsidiary, and the Administrative Agent.

“Security Agreement” means the Security Agreement, as amended, restated, supplemented or otherwise modified from time to time, dated as of the Third Amendment Effective Date, among certain of the Credit Parties and the Administrative Agent, for the benefit of the Secured Parties.

“Security Documents” means the Security Agreement, the Pledge Agreement, any deposit account or securities account control agreement (including any control agreements executed with respect to the Perfected Liquid Securities) and all other agreements, documents and instruments relating to, arising out of, or in any way connected with the Security Agreement, the Pledge Agreement or granting to the Administrative Agent, for the benefit of the Secured Parties, Liens or security interests to secure, inter alia, the Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements.

        “Single Employer Plan” means any Plan which is not a Multiemployer Plan or a Multiple Employer Plan.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        “Standby Letter of Credit Fee” has the meaning assigned to such term in Section 2.6(f).

        “Subordinated Debt” means any Indebtedness which by its terms is specifically subordinated in right of payment to the prior payment of the Obligations on terms and conditions which are, and evidenced by documentation which is, satisfactory to the Required Lenders.

        “Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Except as otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Borrower.

        “Support Obligations” means, with respect to any Person, without duplication, any obligations of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss in respect thereof, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Support Obligation is made.

        “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
        “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

        “Swingline Commitment” means, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and, with respect to the Lenders, the commitment of each Lender to purchase participation interests in the Swingline Loans up to its Revolving Commitment Percentage of the Swingline Committed Amount as provided in Section 2.7.

        “Swingline Committed Amount” means an amount equal to the lesser of (a) $30,000,000 and (b) the Aggregate Revolving Committed Amount. The Swingline Committed Amount is part of, and not in addition to, the Aggregate Revolving Committed Amount.

        “Swingline Lender” means Wells Fargo Bank and its successors in such capacity.

        “Swingline Loans” has the meaning given to such term in Section 2.1(b).

        “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        “Termination Date” means with respect to any Lender the earlier of (i) January 9, ~~2022~~2023 or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

        “Third Amendment” means that certain Third Amendment to Credit Agreement dated as of August 21, 2018, by and among the Borrower, the Material Domestic Subsidiaries of the Borrower, the Lenders party thereto and the Administrative Agent.

        “Third Amendment Effective Date” means the date that the conditions to effectiveness set forth in Article III of the Third Amendment have been satisfied (or waived).

        “Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit or debit cards, purchase cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“UCC” shall mean the Uniform Commercial Code from time to time in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unencumbered Assets” means assets owned by the Credit Parties that are (a) not designated as restricted in the Credit Parties’ audited financial statements, and (b) not the subject of any Lien, pledge, security interest, right of setoff, or any other encumbrance or other arrangement with any creditor to have their claim satisfied out of such assets (or proceeds thereof) prior to the general creditors of the owner of such assets.

        “Unreimbursed Amount” has the meaning specified in Section 2.6(a)(i).

        “Unused Fee” has the meaning assigned to such term in Section 3.5(a).

        “U.S. Person” means any Person that is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as may be amended from time to time.

        “Voting Stock” means, with respect to any Person, the voting stock or other securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

        “Wells Fargo Bank” means Wells Fargo Bank, National Association and its successors and assigns.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Withholding Tax Compliance Certificate” has the meaning assigned to such term in Section 3.11(g)(ii).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Computation of Time Periods.

        For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

1.3 Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the annual financial statements referenced in Section 6.7(a)). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Credit Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, basket, covenant or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such financial ratio, basket, covenant or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such financial ratio, basket, covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such financial ratio, basket, covenant or requirement made before and after giving effect to such change in GAAP.

~~(c) Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 7.10 (including, without limitation, for purposes of determining the “Applicable Percentage” and for purposes of Section 8.4, Section 8.5 and Section 8.12) shall be made on a Pro Forma Basis.~~

1.4 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LOC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.5 Divisions.

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 2

CREDIT FACILITIES

2.1 Commitments.

         (a) Revolving Commitments. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the “Revolving Loans”) in Dollars to the Borrower for the purposes hereinafter set forth; provided, however, that (i) with regard to the Lenders collectively, the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed ~~TWO~~ONE HUNDRED ~~FIFTY~~TWENTY-FIVE MILLION DOLLARS ($~~250,000,000~~125,000,000) (as such aggregate maximum amount may be increased or reduced from time to time as hereinafter provided, the “Aggregate Revolving Committed Amount”) and (ii) with regard to each Lender individually, each Lender’s Revolving Commitment Percentage of Revolving Obligations outstanding shall not at any time exceed such Lender’s Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurocurrency Rate Loans (or a combination thereof), as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

(b) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this section and in Section 2.7, shall make loans (each such loan, a “Swingline Loan”) to the Borrower in Dollars from time to time on any Business Day during the Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Committed Amount, notwithstanding the fact that such Swingline Loans, when aggregated with the Revolving Commitment Percentage of the Outstanding Amount of Revolving Loans and LOC Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Committed Amount; provided, however, that after giving effect to any Swingline Loan, (i) the total Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all LOC Obligations, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1(b), prepay under Section 3.4, and reborrow under this Section 2.1(b). Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Revolving Commitment Percentage times the amount of such Swingline Loan. The Borrower must repay each Swingline Loan in full no later than thirty (30) days after such loan is made, which repayment may be made with a borrowing of Revolving Loans to the extent the conditions set forth in Section 5.2 have been satisfied. Swingline Loans hereunder may consist of Base Rate Loans or Daily LIBOR Swingline Loans (or a combination thereof), as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

(c) Letter of Credit Commitment.

(i) During the Commitment Period, in reliance on the agreements of the Lenders set forth in this section and in Section 2.6 and subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Lenders shall participate severally in, such Letters of Credit in Dollars on a sight basis as the Borrower may request, in form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (or, if less, the Aggregate Revolving Committed Amount) (the “LOC Committed Amount”), (ii) with regard to the Lenders collectively, the aggregate principal amount of

Revolving Obligations outstanding shall not at any time exceed the Aggregate Revolving Committed Amount and (iii) with regard to each Lender individually, each Lender’s Revolving Commitment Percentage of Revolving Obligations outstanding shall not at any time exceed such Lender’s Revolving Committed Amount. Letters of Credit issued hereunder shall have an expiry date not more than one year from the date of issuance or extension, and may not extend beyond the date five (5) Business Days prior to the latest Termination Date then in effect.

(ii) The Issuing Lender shall not issue, extend or increase any Letter of Credit if:

(A)  subject to Section 2.2(a)(iii)(C), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Lenders (other than Defaulting Lenders) holding a majority of the Revolving Commitments have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders that have Revolving Commitments have approved such expiry date; or

(C) the conditions set forth in Section 5.2 are not satisfied.

(iii) The Issuing Lender shall not be under any obligation to issue, extend or increase any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to borrowers generally;

(C) such Letter of Credit is to be denominated in a currency other than Dollars; or

(D) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 3.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LOC Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The Issuing Lender shall not amend any Letter of Credit if the Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The Issuing Lender shall be under no obligation to amend any Letter of Credit if (A) the Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and LOC Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 10 included the Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lender.

2.2 Method of Borrowing.

        (a) Notice of Request for Extensions of Credit. The Borrower shall request an Extension of Credit as follows:

(i) Revolving Loans. In the case of Revolving Loans, the Borrower shall give written notice (or telephone notice promptly confirmed in writing) substantially in the form of Schedule 2.2(a)(i) (each a “Notice of Revolving Loan Borrowing”) to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) (x) on the Business Day of the requested advance in the case of Base Rate Loans and (y) on the second Business Day prior to the date of the requested advance in the case of Eurocurrency Rate Loans denominated in Dollars. Each such Notice of Borrowing shall be irrevocable and shall specify (i) that a Revolving Loan is requested, (ii) the date of the requested advance (which shall be a Business Day), (iii) the aggregate principal amount of Revolving Loans requested, (iv) whether the Revolving Loans requested shall consist of Base Rate Loans, Eurocurrency Rate Loans or a combination thereof ~~and~~ , (v) if Eurocurrency Rate Loans are requested, the Interest Periods with respect thereto and (vi) the total aggregate amount of Perfected Liquid Securities on such date, together with such back-up information as reasonably requested by the Administrative Agent (which shall be consistent with the information and calculations included in the Officer’s Compliance Certificates delivered pursuant to Section 7.1(c)). The Administrative Agent shall as promptly as practicable give each Lender notice of each requested Revolving Loan advance, of such Lender’s pro rata share thereof and of the other matters covered in the Notice of Borrowing. In the case of a Revolving Loans, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Notice of Revolving Loan Borrowing. Upon satisfaction of the applicable conditions set forth in Section 5.2, the Administrative Agent shall, not later than 2:30 p.m. on such Business Day specified in the applicable Notice of Revolving

Loan Borrowing, make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(ii) Swingline Loans. Each Borrowing of Swingline Loans shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof, (ii) whether the Swingline Loans requested shall consist of Base Rate Loans, Daily LIBOR Swingline Loans or a combination thereof ~~and~~, (iii) the requested borrowing date, which shall be a Business Day and (iv) the total aggregate amount of Perfected Liquid Securities on such date, together with such back-up information as reasonably requested by the Administrative Agent. Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Notice of Swingline Loan Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swingline Lender of any telephonic Notice of Swingline Loan Borrowing, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swingline Loan Borrowing and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m. on the date of the proposed Borrowing of Swingline Loans (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.1(b), or (B) that one or more of the applicable conditions specified in Section 5 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 1:30 p.m. on the borrowing date specified in such Notice of Swingline Loan Borrowing, make the amount of its Swingline Loan available to the Borrower.

        (iii) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(A) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender: (1) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (2) the amount thereof; (3) the expiry date thereof; (4) the name and address of the beneficiary thereof; (5) the documents to be presented by such beneficiary in case of any drawing thereunder; (6) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (7) the purpose and nature of the requested Letter of Credit ~~and (8~~, (8) the total aggregate amount of Perfected Liquid Securities on such date, together with such back-up information as reasonably requested by the Administrative Agent and (9) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Issuing Lender may require. Additionally, the Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any LOC Documents, as the Issuing Lender or the Administrative Agent may require. The Borrower’s Obligations in respect of each Existing Letter of Credit, and each Lender’s participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement. Wells Fargo Bank shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.

(B) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Commitment Percentage times the amount of such Letter of Credit.

(C) If the Borrower so requests in any applicable Letter of Credit Application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrower shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (1) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.1(c) or otherwise), or (2) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (I) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (II) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each case directing the Issuing Lender not to permit such extension.

(D) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

        (b) Minimum Amounts. Each Eurocurrency Rate Loan shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Each Base Rate Loan (other than a Base Rate Loan comprising a Swingline Loan) shall be in a minimum aggregate principal amount of $5,000,000 (or, if less, the remaining amount of the Aggregate Revolving Committed Amount) and in integral multiples of $1,000,000 in excess thereof.

        (c) Information Not Provided. If in connection with any request for a Revolving Loan, the Borrower shall fail to specify (i) an applicable Interest Period in the case of a Eurocurrency Rate Loan, the Borrower shall be deemed to have requested an Interest Period of one month, (ii) the currency of the Revolving Loans to be borrowed, then the Revolving Loan so requested shall be denominated in Dollars, or (iii) the type of loan requested, the Borrower shall be deemed to have requested a Base Rate Loan. If in connection with any request for a Swingline Loan, the Borrower shall fail to specify the type of Swingline Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan.

        (d) Maximum Number of Eurocurrency Rate Loans. The Revolving Loans may be comprised of no more than seven (7) Eurocurrency Rate Loans outstanding at any time. For purposes hereof, Eurocurrency Rate Loans with separate or different Interest Periods will be considered as separate Eurocurrency Rate Loans even if their Interest Periods expire on the same date.

2.3 Interest.

        Subject to Section 3.1, the Loans shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:

        (a) Revolving Loans.

(i) Base Rate Loans. During such periods as Revolving Loans shall consist of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage for Base Rate Loans; and

        (ii) Eurocurrency Rate Loans. During such periods as Revolving Loans shall consist of Eurocurrency Rate Loans, the sum of the Eurocurrency Rate plus the Applicable Percentage for Eurocurrency Rate Loans.

        (b) Swingline Loans.

(i) Base Rate Loans. During such periods as Swingline Loans shall consist of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage for Base Rate Loans; and

(ii) Daily LIBOR Swingline Loans. During such periods as Swingline Loans shall consist of Daily LIBOR Swingline Loans, the sum of the Daily LIBOR Rate plus the Applicable Percentage for Daily LIBOR Swingline Loans.

2.4 Repayment.

The principal amount of all Loans of any Lender shall be due and payable in full on the applicable Termination Date.

2.5 Notes.

        The Revolving Loans and the Swingline Loans shall, at the request of a Lender, be evidenced by the Revolving Notes.

2.6 Additional Provisions relating to Letters of Credit.

(a) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Issuing Lender under a Letter of Credit to be reimbursed in Dollars (each such date, an “Honor Date”), the Borrower shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Issuing Lender by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2(b) for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.2 (other than the delivery of a Notice of Revolving Loan Borrowing). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 2.6(a)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.6(a)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the Issuing Lender, in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Revolving Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent which date will not be earlier than the Business Day following the Honor Date, whereupon, subject to the provisions of Section 2.1(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender an LOC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LOC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.6(a)(ii) shall be deemed payment in respect of its participation in such LOC Borrowing and shall constitute an LOC Advance from such Lender in satisfaction of its participation obligation under this Section 2.6.

(iv) Until each Lender funds its Revolving Loan or LOC Advance pursuant to this Section 2.6(a) to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Commitment Percentage of such amount shall be solely for the account of the Issuing Lender.

(v) Each Lender’s obligation to make Revolving Loans or LOC Advances to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.6(a), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.6(a) is subject to the conditions set forth in Section 5.2 (other than delivery by the Borrower of a Notice of Revolving Loan Borrowing). No such making of an LOC Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.6(a) by the time specified in Section 2.6(a)(ii), then, without limiting the other provisions of this Credit Agreement, the Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Issuing Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or LOC Advance in respect of the relevant LOC Borrowing, as the case may be. A certificate of the Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(b) Repayment of Participations.

(i) At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Lender such Lender’s LOC Advance in respect of such payment in accordance with Section 2.6(a), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Commitment Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.6(a)(i) is required to be returned under any of the circumstances described in Section 11.2(b) (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Lender its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

(c) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each LOC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Credit Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

(d) Role of Issuing Lender. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LOC Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, the Administrative Agent, the Lenders, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.6(c); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower prove were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(e) Applicability of ISP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

(f) Standby Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Commitment Percentage a Letter of Credit fee (the “Standby Letter of Credit Fee”) in Dollars for each standby Letter of Credit equal to the Applicable Percentage times the daily amount available to be drawn under such Letter of Credit; provided, however, any Standby Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to this Section 2.6 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Revolving Commitment Percentages allocable to such Letter of Credit pursuant to Section 3.18(a)(iv), with the balance of such fee, if any, payable to the Issuing Lender for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. Standby Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Percentage during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Standby Letter of Credit Fees shall accrue at the Default Rate.

(g) Fronting Fee and Documentary and Processing Charges Payable to Issuing Lender. The Borrower shall pay directly to the Issuing Lender for its own account a fronting fee in Dollars with respect to each Letter of Credit, at the rate per annum equal to 0.125% of the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the Issuing Lender for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(h) Conflict with LOC Documents. In the event of any conflict between the terms hereof and the terms of any LOC Document, the terms hereof shall control.

(i) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

        (j) Reports. The Issuing Lender will provide to the Administrative Agent at least quarterly, and more frequently upon request, a detailed summary report on all Letters of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. The Issuing Lender will provide copies of the Letters of Credit to the Administrative Agent and the Lenders promptly upon request.

2.7 Additional Provisions relating to Swingline Loans.

(a) Refinancing of Swingline Loans.

(i) The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorize the Swingline Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Revolving Commitment Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Revolving Loan Borrowing for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.2 (other than the delivery of a Notice of Revolving Loan Borrowing) and provided that, after giving effect to such Borrowing, the Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount. The Swingline Lender shall furnish the Borrower with a copy of the applicable Notice of Revolving Loan Borrowing promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Revolving Commitment Percentage of the amount specified in such Notice of Revolving Loan Borrowing available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Notice of Revolving Loan Borrowing, whereupon, subject to Section 2.7(a)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.7(a)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.7(a)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.7(a) by the time specified in Section 2.7(a)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.7(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.7(a) is subject to the conditions set forth in Section 5.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(b) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.2(b) (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

(c) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.7 to refinance such Lender’s Revolving Commitment Percentage of any Swingline Loan, interest in respect of such Revolving Commitment Percentage shall be solely for the account of the Swingline Lender.

(d) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.8 [Reserved]

2.9 [Reserved]

2.10 Increase in Commitments.

(a)At any time following the Closing Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of:
(i)one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more term loans (any such additional term loans, an “Incremental Term Loan”); or
(ii)one or more increases in the Revolving Commitments (any such increase, an “Incremental Revolving Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make additional revolving credit loans under this Agreement (any such increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans ”);
provided that (1) the total aggregate principal amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed $~~250,000,000~~50,000,000 and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:
(A)no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment and (2) the making of any Incremental Loans pursuant thereto;
(B)the Administrative Agent and the Lenders shall have received from the Borrower a ~~Pro Forma~~ Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that ~~(1) the Consolidated Total Leverage Ratio is less than or equal to 4.50 to 1.00 and (2)~~ the Borrower is in compliance with the ~~financial covenants~~Asset Coverage Ratio set forth in Section ~~7.10 based on the financial statements most recently delivered pursuant to Section 7.1(a) or 7.1(b), as applicable,~~7.10, both before and after giving effect ~~(on a pro forma basis)~~ to (x) any Incremental Loan Commitment, (y) the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed to be fully funded) and (z) any Permitted Acquisition consummated in connection therewith;
(C)each of the representations and warranties contained in Section 6 shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);
(D)the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions);
(E)each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;
(F) in the case of each Incremental Term Loan (the terms of which shall be set forth in a Lender joinder agreement), such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent, the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a shorter weighted average life to maturity than the remaining weighted average life to maturity of any prior Incremental Term Loan or a maturity date earlier than the latest Termination Date then in effect for any prior Incremental Term Loan or any Revolving Loan and except as provided above, all other terms and conditions applicable to any Incremental Term Loan shall be reasonably satisfactory to the Administrative Agent and the Borrower;
(G) in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in a Lender joinder agreement):
(x) such Incremental Revolving Credit Increase shall mature on the latest Termination Date then in effect, shall bear interest and be entitled to fees (excluding, for the avoidance of doubt, customary upfront fees), in each case at the rate applicable to the Revolving Loans, and shall be subject to the same terms and conditions as the Revolving Loans;
(y) the outstanding Revolving Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Commitment Percentages (and the Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 3.12 in connection with such reallocation as if such reallocation were a repayment); and
(z) except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 2.10, be identical to the terms and conditions applicable to the Revolving Loans under this Agreement;
(H) any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same pro rata voting rights as the existing Lenders under this Agreement and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same pro rata basis as the other Revolving Credit Loans made hereunder;
(I) such Incremental Loan Commitments shall be effected pursuant to one or more Lender joinder agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lender (which Lender joinder agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.10); and
(J) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan and/or Incremental Term Loan Commitment) reasonably requested by Administrative Agent in connection with any such transaction.
(b) The Incremental Lenders shall be included in any determination of the Required Lenders, and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.
(c) On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.
(d) On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Lender hereunder with respect to such Incremental Revolving Credit Commitment.
2.11 Extension of Termination Date.

(a) Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than ninety (90) days prior to the first, second and/or third anniversary of the Closing Date (each, an “Extension Date”), request that each Lender extend such Lender’s Termination Date for an additional year from the Termination Date then in effect hereunder (the “Existing Termination Date”); provided that no more than three extensions under this Section 2.11 may be permitted. Notwithstanding the foregoing to the contrary, from and after the Second Amendment Effective Date, no extensions shall be available to the Borrower pursuant to this Section 2.11.

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is fifteen (15) Business Days from the date which such Lender received notice from the Administrative Agent of the Borrower’s request for an extension of the Existing Termination Date, advise the Administrative Agent whether or not such Lender agrees to such extension. Each Lender that determines not to so extend its Termination Date (a “NonExtending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a NonExtending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section 2.11 no later than the date that is fifteen (15) days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. The Borrower shall have the right on or before the Extension Date (effective as of the Extension Date) to replace the Commitments of any Non Extending Lenders with, and at its option add as “Lenders” under this Credit Agreement, one or more Eligible Assignees (each, an “Additional Commitment Lenders”) as provided in Section 11.18, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the applicable Extension Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e) Effect of Extension. Effective as of the Extension Date, the Termination Date of each of the Lenders that have agreed to extend their Termination Date (each, an “Extending Lender”) and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement; provided, however, that there shall be no change in the Termination Date of any Non-Extending Lender and on such Termination Date of any Non-Extending Lender, such Non-Extending Lender’s outstanding Revolving Loans shall be paid in full together with accrued and unpaid interest thereon and accrued and unpaid fees due it hereunder and such Non-Extending Lender’s obligations in respect of outstanding Letters of Credit and Swingline Loans shall terminate.

(f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i) no Default or Event of Default exists on the date of such extension and after giving effect thereto; and

(ii) the representations and warranties contained in Section 6 and the other Credit Documents are true and correct in all material respects on and as of the Extension Date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on such Extension Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(g) to the extent the Commitments of any Non-Extending Lender shall not be replaced with Commitments from one or more Additional Commitment Lenders on the applicable Extension Date as provided for in Section 2.11(d), and thus there shall be no change in the applicable Termination Date for such Non-Extending Lender, it is understood and agreed that (x) the Borrower shall repay Loans outstanding on the applicable Termination Date of any such Non-Extending Lender (and pay any additional amounts required pursuant to Section 3.12) to the extent necessary to repay, nonratably, the Loans of all Non-Extending Lenders and the pro rata shares of the remaining Lenders shall be revised effective as of such date, (y) on such applicable Termination Date, the Commitments of the Non-Extending Lenders will be permanently terminated and the Aggregate Commitments on and after such date will be equal to the Commitments of the remaining Lenders and (z) to the extent that the outstanding Obligations as of such date (after giving effect to the repayment in full of each such Non-Extending Lender) exceed the Aggregate Commitments then in effect (after giving effect to the termination of the

Commitments of all Non-Extending Lenders), the Borrower shall immediately prepay Loans and/or Cash Collateralize the LOC Obligations in an aggregate amount equal to such excess.

(h) Conflicting Provisions. This Section shall supersede any provisions in Section 3.14 and Section 11.6 to the contrary.

SECTION 3

OTHER PROVISIONS RELATING TO CREDIT FACILITY

3.1 Default Rate.

(a) Upon the occurrence and during the continuance of any Event of Default pursuant to Sections 9.1(a) or 9.1(f), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(b) Upon the request of the Required Lenders, while any other Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

3.2 Conversion.

        The Borrower shall have the option, on any Business Day, to extend existing Eurocurrency Rate Loans into a subsequent Interest Period or to convert Revolving Loans of one type into Revolving Loans of another type; provided, however, that (i) except as provided in Section 3.7, Eurocurrency Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto, (ii) Eurocurrency Rate Loans may be extended, and Base Rate Loans may be converted into Eurocurrency Rate Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Revolving Loans extended as, or converted into, Eurocurrency Rate Loans shall be in such minimum amounts as provided in Section 2.2(b), and (iv) any request for extension of or conversion to a Eurocurrency Rate Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent substantially in the form of Schedule 3.2 (a “Notice of Extension/Conversion”) prior to 10:00 A.M. (Charlotte, North Carolina time) on (x) the same Business Day of, in the case of Base Rate Loans and (y) on the second Business Day prior to, in the case of Eurocurrency Rate Loans the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Loans to be so extended or converted, the types of Revolving Loans into which such Revolving Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion to any Eurocurrency Rate Loan shall be deemed to be a reaffirmation by the Borrower that no Default or Event of Default then exists. In the event the Borrower fails to request extension of or conversion to any Eurocurrency Rate Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Revolving Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion affecting any Revolving Loans.

3.3 Termination of Commitments.

        The Borrower may from time to time permanently reduce the Aggregate Revolving Committed Amount in whole or in part (in minimum principal amounts of $10,000,000 and in integral multiples of $1,000,000 in excess thereof) upon three (3) Business Days’ prior written notice to the Administrative Agent provided that after giving effect to any voluntary reduction the aggregate amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced.

3.4 Prepayments.

        (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (A) Eurocurrency Rate Loans may only be prepaid (y) on the last day of the Interest Period applicable thereto or (z) on a day that is not the last day of an Interest Period applicable thereto if the Borrower pays to the applicable Lenders any amounts due under Section 3.12, and (B) each such partial prepayment shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or the amount then outstanding, if less). Amounts prepaid on the Loans may be reborrowed in accordance with the provisions hereof.

        (b) Mandatory Prepayments. If at any time (i) the aggregate principal amount of Revolving Obligations shall exceed the lesser of (A) the Aggregate Revolving Committed Amount~~,~~ and (B) an amount that would result in the Borrower being in compliance with the Asset Coverage Ratio set forth in Section 7.10, (ii) the aggregate principal amount of Swingline Loans shall exceed the Swingline Committed Amount or (iii) the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, then in any such instance the Borrower shall immediately make payment on the Loans and/or to a cash collateral account in respect of LOC Obligations in an amount sufficient to eliminate the difference, provided, that the Borrower may, with respect to clauses (ii) and (iii) above, utilize a borrowing of Revolving Loans or Swingline Loans to the extent the conditions of Section 5.2 are satisfied for such payment or cash collateral if the incurrence of such Loans would not cause the aggregate principal amount of Revolving Obligations to exceed the Aggregate Revolving Committed Amount or the aggregate principal amount of Swingline Loans to exceed the Swingline Committed Amount.

        (c) Application. Unless otherwise specified by the Borrower, prepayments on the Revolving Obligations shall be applied first to Daily LIBOR Swingline Loans, then to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period.

        (d) Notice. The Borrower will provide notice to the Administrative Agent of any prepayment by 10:00 a.m. (Charlotte, North Carolina time) on the date of prepayment.

3.5 Fees.

        (a) Unused Fee. In consideration of the Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a fee (the “Unused Fee”), in Dollars, for the

period from the Closing Date to the last Termination Date equal to the Applicable Percentage per annum on the actual daily unused amount of the Aggregate Revolving Committed Amount for the applicable period. The Unused Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) beginning with the first such date to occur after the Closing Date and on each Termination Date. For purposes of computation of the Unused Fee, (a) LOC Obligations shall be counted toward and considered usage of the Aggregate Revolving Committed Amount and (b) Swingline Loans shall not be counted toward nor considered usage of the Aggregate Revolving Committed Amount.

        (b) Administrative Agent’s Fee. The Borrower agrees to pay, in Dollars, to the Administrative Agent, for its own account, the administrative and other fees referred to in the Engagement Letter.

3.6 Capital Adequacy.

        If any Lender reasonably determines that any Change in Law affecting such Lender or any Applicable Lending Office of such Lender or such Lender’s parent company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s (including, for purposes hereof, the parent company of such Lender) capital as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy and liquidity), then, upon written notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Such notice shall be accompanied by a statement as to the amount of such compensation and include a reasonably detailed summary of the basis for such demand with reasonably detailed calculations. Each determination by any such Lender of amounts owing under this Section shall be reasonable and shall, absent manifest error, be conclusive and binding on the parties hereto.

3.7 Limitation on Eurocurrency Rate Loans.

        (a) Circumstances Affecting Availability. Unless and until a Benchmark Replacement is implemented in accordance with clause (b) below, if on or prior to the first day of any Interest Period for any Eurocurrency Rate Loan:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the relevant market arising after the Closing Date, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; or
(ii)the Required Lenders determine (which determination shall be conclusive absent manifest error) and notify the Administrative Agent that the Eurocurrency Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurocurrency Rate Loans for such Interest Period (other than any such determination based on Taxes);

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurocurrency

Rate Loans, continue Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans.

        (b) Effect of Benchmark Transition Event.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurocurrency Rate and/or Daily LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurocurrency Rate and/or Daily LIBOR Rate with a Benchmark Replacement pursuant to this Section 3.7(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.7(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.7(b).

(iv)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Rate Loan or Daily LIBOR Swingline Loan, or conversion to or continuation of a Eurocurrency Rate Loan, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the Eurocurrency Rate will not be used in any determination of the Base Rate.

3.8 Illegality.

        Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender (or its Applicable Lending Office) to make, maintain, or fund Eurocurrency Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make or continue Eurocurrency Rate Loans and to convert Base Rate Loans into Eurocurrency Rate Loans in the affected currency shall be suspended until such time as such Lender may again make, maintain, and fund Eurocurrency Rate Loans (in which case the provisions of Section 3.10 shall be applicable).

3.9 Requirements of Law.

        If any Change in Law shall:

         (i) impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than Taxes) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

         (ii) impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition (other than Taxes) affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments; or

         (iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein; or

         (iv) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and any Lender reasonably determines that the result of any of the foregoing is to increase the cost to such
Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any
Eurocurrency Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable
Lending Office) under this Credit Agreement or its Notes with respect to any Eurocurrency Rate Loans, then the Borrower shall pay to such Lender within thirty (30) days of written demand therefor setting forth in reasonable detail such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such
Lender to make or continue Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency
Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the
Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any
Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the
Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder
(including a reasonably detailed summary of the basis for such amounts with reasonably detailed calculations) which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.10 Treatment of Affected Loans.

        If the obligation of any Lender to make any Eurocurrency Rate Loan or to continue, or to convert Base Rate Loans into, Eurocurrency Rate Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of a conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

        (a) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

        (b) all Loans that would otherwise be made or continued by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

3.11 Taxes.

(a) Defined Terms. For purposes of this Section 3.11, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.
(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c) Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except to the extent that such Indemnified Taxes are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Recipient. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.3(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f) Evidence of Payments. Upon the request of the Administrative Agent, after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.11, such Credit Party shall deliver to the Administrative Agent as soon as practical after receiving such request, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii) executed originals of IRS Form W-8ECI;
(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Schedule 3.11-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “Withholding Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or
(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a Withholding Tax Compliance Certificate substantially in the form of Schedule 3.11-2 or Schedule 3.11-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Withholding Tax Compliance Certificate substantially in the form of Schedule 3.11-4 on behalf of each such direct and indirect partner;
(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this

Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (whether received in cash or as an overpayment applied to offset an amount of Tax otherwise due and payable) of any Taxes as to which it has been indemnified pursuant to this Section 3.11 (including by the payment of additional amounts pursuant to Section 3.11(b)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. If the Borrower reasonably believes that any Indemnified Taxes were not correctly or legally asserted, the applicable Recipient, upon the request of the Borrower and at the expense of the Borrower, will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Indemnified Taxes so long as such efforts would not, in the sole determination of such Recipient, result in any additional costs or expenses or be otherwise disadvantageous to such Recipient. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Claim Period. Notwithstanding anything to the contrary in Section 3.11(a) or Section 3.11(b), if any Recipient requests indemnification or compensation for Indemnified Taxes pursuant to this Section 3.11 more than one hundred eighty (180) days after the earlier of (i) the date on which such Recipient makes payment of such Indemnified Taxes, and (ii) the date on which the Recipient receives written notice from the applicable Governmental Authority demanding payment of such Indemnified Taxes, then the Credit Parties shall not be obligated to indemnify or reimburse such Recipient for such Indemnified Taxes.
(j) Survival. Each party’s obligations under this Section 3.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.
3.12 Compensation.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) The assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 11.18.

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits). For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.12, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.13 Pro Rata Treatment.

        Except to the extent otherwise provided herein:

(a) Loans and Letters of Credit. Each Revolving Loan advance, each payment or prepayment of principal of any Revolving Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each reduction of the Aggregate Revolving Committed Amount and each conversion or extension of any Revolving Loan (other than

Swingline Loans), shall be allocated pro rata among the Lenders in accordance with the respective Revolving Commitment Percentages.

        (b) Advances.

(i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder, except for adjustments provided in Section 3.18(a)(iv) to the Revolving Commitment Percentage of each Lender that is not a Defaulting Lender; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

(ii) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(A) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds, at the Overnight Rate from time to time in effect; and

(B) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.

Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

3.14 Sharing of Payments.

The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Overnight Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

3.15 Payments, Computations, ~~Retroactive Adjustments of Applicable Percentage,~~ Etc.

        (a) Generally. All payments hereunder and under any other Credit Document shall be made by the Borrower without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind. Except as otherwise specifically provided herein, all payments made by a Credit Party hereunder shall be made to the Administrative Agent in Dollars in Same Day Funds, at the Administrative Agent’s office specified in Section 11.1. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. All payments shall be received by the Administrative Agent not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due in the case of payments in Dollars. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Administrative Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurocurrency Rate Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans, which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

        (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default and upon the exercise of remedies in accordance with Section 9.2, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Credit Documents or other documentation in respect of the Obligations in connection therewith) shall be paid over or delivered as follows:

         FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights and remedies of the Lenders under the Credit Documents made with respect thereto;

         SECOND, to payment of any fees owed to the Administrative Agent in its capacity as such under the Credit Documents;

         THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders hereunder in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

         FOURTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

         FIFTH, to the payment of the outstanding principal amount of the Obligations hereunder (including the payment or cash collateralization of the outstanding LOC Obligations), and including with respect to any Swap Contract or Treasury Management Agreement, any other payments due under such Swap Contract or Treasury Management Agreement and any interest accrued thereon;

         SIXTH, to all other Obligations hereunder and other obligations which shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

         SEVENTH, to the payment of the surplus, if any, to the Borrower.

        In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) except as otherwise provided, the Lenders shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that the then outstanding Obligations held by such Lenders bears to the aggregate amount of the Obligations then outstanding) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FOURTH”, “FIFTH” and “SIXTH” above in the manner provided in this Section 3.15(b).

~~(c) Retroactive Adjustments of Applicable Percentage. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate at the time so calculated and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Lender, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.6(a)(iii), 2.6(f) or 3.1 or under Section 9. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Revolving Committed Amount and the repayment of all other Obligations hereunder, so long as such inaccuracy is discovered earlier than the date that is one (1) year following the termination of this Agreement and the Commitments hereunder.~~

3.16 Evidence of Debt.

        (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

        (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender’s share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

        (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Obligations and other amounts owing to such Lender.

3.17 Certain Limitations.

        (a) If any Lender requests compensation or indemnification from the Borrower under Section 3.6, 3.9 or 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

        (b) If any Lender requests compensation or indemnification from the Borrower under Section 3.6, 3.9 or 3.12 more than ninety (90) days after the Lender had knowledge of the occurrence of the event giving rise to the compensation or indemnification, the Borrower shall not be obligated to reimburse the Lender for amounts incurred prior to the date on which the Borrower receives such demand for compensation or indemnification, except that, in the case of requests for compensation or indemnification from the Borrower under Section 3.6 or 3.9, if the Change in Law giving rise to such compensation or indemnification is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

3.18 Defaulting Lenders.

        (a) Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

        (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 11.6.

        (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.2), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lender or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Credit Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LOC Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LOC Borrowings were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LOC Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LOC Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

        (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any unused fee pursuant to Section 3.5(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Standby Letter of Credit Fees as provided in Section 2.6(f).

        (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.1, 2.4, 2.6 or 2.7 the “Revolving Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

        (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section 3.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

3.19 Cash Collateral.

        (a) Certain Credit Support Events. (i) Upon the request of the Administrative Agent or the Issuing Lender (A) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LOC Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any LOC Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all LOC Obligations.

(ii) At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the Issuing Lender or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(iii)  If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all LOC Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Borrower shall Cash Collateralize the LOC Obligations in an amount equal to the amount by which the Outstanding Amount of all LOC Obligations exceeds the Letter of Credit Sublimit.

(iv) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

        (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo Bank. The Borrower, and to the extent provided by any Lender, such Lender, hereby grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.19(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

        (c) Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 3.19 or Sections 2.1, 2.4, 2.6, 2.7, 3.18 or 9.2 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

        (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.3(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 3.19 may be otherwise applied in accordance with Section 9.2), and (y) the Person providing Cash Collateral and the Issuing Lender or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 4

GUARANTY

4.1 The Guaranty.

        Each of the Guarantors hereby jointly and severally guarantees to each Lender and each Affiliate of a Lender that enters into a Swap Contract or a Treasury Management Agreement with any Credit Party or any Subsidiary, and the Administrative Agent, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

        Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor (other than the Borrower) under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

4.2 Obligations Unconditional.

        The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, Swap Contracts or a Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Swap Contracts or Treasury Management Agreements) have been paid in full in respect of all Obligations, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents, Swap Contracts or Treasury Management Agreements between any Credit Party and any Lender, or any Affiliate of a Lender. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

        (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

        (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, Swap Contracts or Treasury Management Agreements between any Credit Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents, Swap Contracts or Treasury Management Agreements shall be done or omitted;

        (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Swap Contracts or Treasury Management Agreements between any Credit Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Swap Contracts or Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

        (d) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor);

        (e) any change in the corporate existence or structure of the Borrower;

        (f) any claims or set-off rights that the Guarantor may have against the Borrower or any Lender; and

        (g) any law or regulation of any jurisdiction or any event affecting any term of a guaranteed obligation.

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations (including, without limitation, any rights under Sections 26-7, 26-8 or 26-9 of the North Carolina General Statutes).

4.3 Reinstatement.

        The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4 Certain Additional Waivers.

        Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

4.5 Remedies.

        The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.

4.6 Rights of Contribution.

        The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Administrative Agent and the Lenders of the Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of Obligations. For purposes of this Section 4.6, (a) “Guaranteed Obligations” shall mean any obligations arising under the other provisions of this Section 4; (b) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) “Pro Rata Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable Law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.

4.7 Guarantee of Payment; Continuing Guarantee.

        The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

SECTION 5

CONDITIONS PRECEDENT

5.1 Conditions to Closing.

        The obligation of the Lenders to enter into this Credit Agreement and to make the initial Extensions of Credit shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

        (a) Executed Credit Documents. Receipt by the Administrative Agent of (i) multiple counterparts of this Credit Agreement, (ii) multiple counterparts of the Pledge Agreement, (iii) a Revolving Note for each Lender requesting one and (iv) multiple counterparts of each other Credit Document, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

        (b) Legal Opinions. Receipt by the Administrative Agent of multiple counterparts of opinions of outside counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated therein.

        (c) Financial Information. Receipt by the Lenders of the financial statements described in Section 6.7 and such other financial information regarding the Credit Parties as may be requested by, and in each case in form and substance satisfactory to, the Administrative Agent and the Lenders.

        (d) Corporate Documents. Receipt by the Administrative Agent of the following (or their equivalent) for each of the Credit Parties:

         (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

         (ii) Bylaws. A copy of the bylaws, operating agreement or equivalent of such Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

         (iii) Resolutions. Copies of resolutions of the board of directors (or an authorized executive committee, if applicable) of such Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

         (iv) Good Standing. Certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation, the state of the location of the principal place of business, and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect, or confirmation of such in writing by CT Corporation in a form acceptable to the Administrative Agent.

         (v) Officer’s Certificate. An officer’s certificate for each of the Credit Parties dated as of the Closing Date substantially in the form of Schedule 5.1(e) with appropriate insertions and attachments.

        (e) Personal Property Collateral.

(i)  UCC Searches. (A) Searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien and judgment searches; and

(ii)  UCC Financing Statements. Completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral.

        (f) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Credit Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

        (g) Officer’s Closing Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that, (i) since June 30, 2014, there has not occurred a Material Adverse Effect with respect to the Borrower, or any event, condition or contingency that could reasonably expected to have a Material Adverse Effect and (ii) immediately after giving effect to the initial Loans made and any Letters of Credit issued on the Closing Date, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects.

        (h) Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, that after giving effect to the transactions consummated pursuant to this Agreement, the Credit Parties, taken as a whole, are Solvent.

        (i) Internal Revenue Service Form W-9. The Administrative Agent and each Lender shall have provided to the Borrower a complete and properly executed Internal Revenue Service Form W-9.

        (j) Termination of Existing Indebtedness. Receipt by the Administrative Agent of evidence that (i) the Existing Credit Agreement will be simultaneously terminated upon execution of this Credit Agreement and all loans or other amounts outstanding under the Existing Credit Agreement shall be repaid in full and (ii) all other existing Indebtedness for borrowed money of the Credit Parties and their Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 8.1) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.

        (k) PATRIOT Act, etc. Prior to the Closing Date, the Borrower and each of other Credit Party shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

        (l) Fees and Expenses. Payment by the Credit Parties of all fees and expenses due and payable to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Engagement Letter.

Without limiting the generality of the provisions of the last paragraph of Section 10.3, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.2 Conditions to all Extensions of Credit.

        The obligation of each Lender to make any Extension of Credit (including the initial Extension of Credit) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

        (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of the date of such Extension of Credit as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

        (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.

(c) Asset Coverage Ratio. The Asset Coverage Ratio shall be greater than 1.25:1.00 both before and after giving effect to such Extension of Credit.

        Each request for an Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b) and (~~b~~c) of this Section 5.2 have been satisfied.

SECTION 6

REPRESENTATIONS AND WARRANTIES

        Each Credit Party hereby represents and warrants to the Administrative Agent and each Lender that:

6.1 Organization and Good Standing.

        Each Credit Party is duly organized and existing and in good standing under the laws of its state of organization or formation, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which the failure to so qualify or to be so licensed could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Subsidiary thereof is an EEA Financial Institution.

6.2 Due Authorization.

        Each Credit Party (i) has the requisite corporate or company power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for, and (ii) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party. This Agreement and each other Credit Document have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of each Credit Party that is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

6.3 No Conflicts.

        Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by a Credit Party will (i) violate or conflict with any provision of its articles of incorporation or bylaws or other charter documents, (ii) violate, contravene or materially conflict with any law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or created in connection with the Credit Documents) upon or with respect its properties, the creation of which could reasonably be expected to have a Material Adverse Effect.

6.4 Consents.

        No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by each Credit Party or, if required, such consent, approval and authorization has been obtained.

6.5 Financial Condition; Absence of Material Adverse Effect.

        The annual consolidated financial statement of Borrower dated June 29, 2014, and the interim consolidated financial statements of Borrower dated September 28, 2014, true copies of which have been delivered by Borrower to the Administrative Agent prior to the date hereof, (a) are complete and correct and present fairly in all material respects the financial condition of Borrower and its Subsidiaries as of the dates indicated therein, and (b) have been prepared in accordance with GAAP consistently applied. Since the dates of such financial statements there has been no Material Adverse Effect in the financial condition of Borrower or any Subsidiary, nor has Borrower or any Subsidiary mortgaged, pledged, granted a security interest in or otherwise encumbered any material portion of its assets or properties except as disclosed by Borrower to the Administrative Agent prior to the date hereof.

6.6 No Default.

        No Default or Event of Default presently exists.

6.7 Litigation.

        Except as set forth on Schedule 6.7, there are no pending, or to the best of Borrower’s knowledge, threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency against any Credit Party or any of its Subsidiaries or any of its or their Property or revenues which could reasonably be expected to have a Material Adverse Effect.

6.8 Taxes.

All U.S. federal income and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Credit Party have been filed with the appropriate Governmental Authorities, all such Tax Returns are true, correct and complete in all material respects, and all Taxes reflected therein have been paid prior to the date on which any liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Credit Party in accordance with GAAP. As of the Closing Date, no material Tax Return is under audit or examination by any Governmental Authority and no notice of any audit or examination of any material Tax Return or any assertion of any material claim for Taxes has been given or made by any Governmental Authority, except as may be disclosed to the Administrative Agent or otherwise disclosed in the financial statements of the Borrower.

6.9 Compliance with Law.

        Each Credit Party and its Subsidiaries are in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.10 ERISA.

        The Credit Parties and their Subsidiaries are in compliance in all material respects with (i) all applicable provisions of ERISA; with respect to any provision of any Plans, and (ii) any provision of any Plan; no ERISA Event has occurred and is continuing with respect to any Plan initiated by any Credit Party; the Borrower and each other Credit Party have met their respective minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

6.11 Use of Proceeds; Margin Stock; Perfected Liquid Securities.

(a)The proceeds of the Loans and other Extensions of Credit will be used by the Borrower solely (i) to refinance the existing Indebtedness of the Credit Parties and their Subsidiaries on the Closing Date, (ii) to finance the payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement and (iii) for working capital, capital expenditures, acquisitions and other general corporate purposes of the Credit Parties and their Subsidiaries.

(b)None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the regulations issued pursuant thereto, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X. “Margin Stock” within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. The Credit Parties and their Subsidiaries are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U. No part of the proceeds of any Borrowing or any Letter of Credit will be used for purchasing or carrying margin stock.

(a)No Perfected Liquid Securities consist of “Margin Stock” within the meaning of Regulation U.

6.12 Investment Company Act.

No Credit Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such a company.

6.13 Environmental Matters.

        Except as set forth on Schedule 6.13, the Borrower and its Subsidiaries are in compliance in all material respects with all applicable federal or state Environmental Laws. To the knowledge of the Borrower, none of the operations of the Borrower or any other Credit Party or its Subsidiaries are the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Neither the Borrower nor any other Credit Party or its Subsidiaries have any material Environmental Liability in connection with any release of any Material of Environmental Concern.

6.14 Intellectual Property, Franchises, etc.

        Except as could not reasonably be expected to have a Material Adverse Effect:

        (a) Each Credit Party and its Subsidiaries own, or have the legal right to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes, if any, that are necessary for the operation of their businesses as presently conducted (the “Intellectual Property”). No claim is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, and, to the knowledge of any Responsible Officer, no such claim has been asserted. The use of Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person.

(b) Each Credit Party and its Subsidiaries have obtained all material licenses, permits, franchises or other certifications, consents, approvals and authorizations, governmental or private, necessary to the ownership of their Properties and to the conduct of their business.

6.15 Solvency.

The Credit Parties and their Subsidiaries, on a Consolidated basis, are Solvent.

6.16 Senior Indebtedness Status.

The Obligations of each Credit Party and each Subsidiary thereof under this Agreement and each of the other Credit Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Debt and all senior unsecured Indebtedness of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Debt and all senior unsecured Indebtedness of such Person.

6.17 Pledged Capital Stock Representations.

Set forth on Schedule 6.17, as of the Closing Date, is a list of (i) 100% (or, if less, the full amount owned by such Credit Party) of the issued and outstanding Capital Stock owned by such Credit Party of each Domestic Subsidiary, (ii) 65% (or, if less, the full amount owned by such Credit Party) of each class of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% (or, if less, the full amount owned by such Credit Party) of each class of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) owned by such Credit Party of each first-tier Foreign Subsidiary and (iii) all other Capital Stock required to be pledged to the Administrative Agent pursuant to the Security Documents. Within sixty (60) days (or such longer period as agreed by the Administrative Agent) following Closing, the Credit Parties will deliver stock or membership certificates, if any, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement and undated stock or transfer powers duly executed in blank.

6.18 Security Documents.

The Security Documents create valid and enforceable security interests in, and Liens on, the Collateral purported to be covered thereby. Except as set forth in the Security Documents, such security interests and Liens are currently (or will be, upon (a) the filing of appropriate financing statements with the Secretary of State of the state of incorporation or organization for each Credit Party, and (b) the Administrative Agent obtaining control or possession over those items of Collateral in which a security interest is perfected through control or possession) perfected security interests and Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, prior to all other Liens other than Permitted Liens.

6.19 Anti-Terrorism Laws; Anti-Money Laundering; Anti-Corruption.

        Neither the Borrower nor any of its Subsidiaries or, to their knowledge, any of their Related Parties (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.) or (ii) is a Sanctioned Person. Except to the extent that no material liability to the Borrower, any Subsidiary, the Administrative Agent or any Lender, would result therefrom, neither the Borrower nor any of its Subsidiaries or, to their knowledge, any of their Related Parties, is in violation of any Anti-Terrorism Law or any Anti-Corruption Law. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective Related Parties with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law, Anti-Terrorism Laws or applicable Sanctions.

SECTION 7

AFFIRMATIVE COVENANTS

        Each Credit Party hereby covenants and agrees that so long as any Credit Document is in effect or any amounts payable under any of the Credit Documents are outstanding or any Letter of Credit is outstanding, and until the Commitments shall have terminated:

7.1 Information Covenants.

        The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent for further distribution to each Lender:

(a) Annual Financial Statements. As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a certified public accounting firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement.

(b) Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of the first, second and third fiscal quarters of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, president, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (for clarity, delivery of the compliance certificate required by clause (c) below will satisfy the requirement for certification of the consolidated statements required by this clause (b)).

(c) Officer’s Certificate. Within five (5) days of ~~delivery of each annual and quarterly financial statements of Borrower required pursuant to Sections 7.1(a) and (b)~~the last Business Day of each month, a compliance certificate substantially in the form of Schedule 7.1(c) (each, an “Officer’s Compliance Certificate”), signed by ~~the chief executive officer, president, chief financial officer, treasurer or controller~~a Responsible Officer of the Borrower (or any designee of any such officer acceptable to the Administrative Agent) (i) certifying ~~that said financial statements present fairly in all material respects the financial condition of the Borrower and its Subsidiaries and~~ that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default (or stating the nature and status of any Event of Default or any such condition, act or event) and (ii) setting forth the information and computations (in sufficient detail, and including copies of current standard account statements issued by the applicable institutions or asset managers reflecting the value of the applicable Perfected Liquid Securities) to establish that the Borrower is in compliance with ~~all financial covenants at the end of the period covered by the financial statements then being furnished~~the Asset Coverage Ratio set forth in Section 7.10 as of the last Business Day of such month.

(d) Other Reports. Promptly after any request by the Administrative Agent, copies of any detailed audit reports or management recommendation letters submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any of its Subsidiaries, or any audit of any of them.

(e) Annual Reports, Proxies, Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities Exchange Commission (“SEC”) under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(f) Financial Projections. Not later than sixty-five (65) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the end of each fiscal year, the company-prepared financial projections of Borrower, to include a projected balance sheet and related statements of projected operations and cash flow as of the end of and for such next fiscal year and setting forth the assumptions used for purposes of preparing such budget and, promptly when available, any significant revisions of such projections.

(g) SEC Correspondence. Promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Subsidiary thereof.

(h) Notice of Litigation. Promptly (but in no event more than five (5) Business Days after the occurrence of each such event or matter) give written notice to the Administrative Agent in reasonable detail of the filing or commencement of any litigation against Borrower or any Subsidiary to the extent such litigation could reasonably expected to result in a Material Adverse Effect.

(i) Notice of Default. Promptly (but in no event more than three (3) Business Days after the occurrence of each such event or matter) give written notice to the Administrative Agent in reasonable detail of the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default.

        (j) Insurance. Promptly (but in no event more than five (5) Business Days after the occurrence of each such event or matter) give written notice to the Administrative Agent in reasonable detail of any termination or cancellation of any insurance policy which Borrower or any Subsidiary is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower’s or any Subsidiary’s property in excess of an aggregate of $25,000,000.

        (k) ERISA. Promptly (but in no event more than five (5) Business Days after the occurrence of each such event or matter) give written notice to the Administrative Agent in reasonable detail of the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

        (l) Environmental. Promptly (but in no event more than five (5) Business Days after the occurrence of each such event or matter) give written notice to the Administrative Agent in reasonable detail of any pending Environmental Liabilities against the Borrower, any Subsidiary or any of its properties in excess of $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage).

(m) Other Information. With reasonable promptness upon any such request, such additional information regarding the business, properties or financial condition, or legal or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Credit Documents, as from time to time reasonably requested by the Administrative Agent in connection with this Agreement.

Documents required to be delivered pursuant to clauses (a), (b) and (e) of this Section 7.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at http://www.cree.com or any other website address provided to the Administrative Agent by the Borrower; provided that, upon the Administrative Agent’s request, the Borrower shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.

The Credit Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders, including the Swingline Lender and Issuing Lender, materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Syndtrak or IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”). The Credit Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the

Borrower Materials that may be distributed to the Public Banks and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent, the Swingline Lender, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Credit Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated for Public Banks; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”

7.2 Preservation of Existence and Franchises.

        Except as otherwise permitted under Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises reasonably necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which such Credit Party or any Subsidiary is organized and/or which govern such Credit Party’s or such Subsidiary’s continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to such Credit Party or any Subsidiary and/or its business, other than to the extent and failure to do so could not reasonably be expected to result in a Material Adverse Effect.

7.3 Books, Records and Inspections.

        Each Credit Party will, and will cause each of its Subsidiaries to, maintain adequate books and records in accordance with GAAP consistently applied, and permit any representative of the Administrative Agent or any Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of the Credit Parties and their Subsidiaries; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 7.3 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense.

7.4 Compliance with Law.

        Each Credit Party will, and will cause each of its Subsidiaries to, comply with all Requirements of Law to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective Related Parties with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

7.5 Payment of Taxes.

        Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge before they become delinquent any and all material taxes, assessments and governmental charges or levies imposed upon it or any of its Property, including without limitation federal and state income taxes and state and local property taxes and assessments (except (a) such as Borrower or any Subsidiary may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower or such Subsidiary has made provision for eventual payment thereof in the event Borrower or such Subsidiary is obligated to make such payment).

7.6 Insurance.

        Each Credit Party will, and will cause each of its Subsidiaries to, maintain and keep in force, for each business in which the Borrower or any Subsidiary is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to business interruption, fire, extended coverage, public liability, flood, property damage and workers’ compensation, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for companies similarly situated in the industry. To the extent permitted under applicable laws, the Administrative Agent shall be named (i) as lenders’ loss payee, as its interest may appear with respect to any property insurance, and (ii) as additional insured, as its interest may appear, with respect to any such liability insurance, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments or other evidence of insured status reasonably acceptable to the Administrative Agent to be furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and such policies shall provide that no act or default of the Credit Parties or any of their Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies. Within thirty (30) days of the Third Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent certificates of insurance with respect to any property insurance or liability insurance of the Credit Parties and their Subsidiaries and endorsements or other evidence of insured status as required by this Section 7.6.

7.7 Maintenance of Property.

        Each Credit Party will, and will cause each of its Subsidiaries to keep all properties useful or necessary to such Credit Party’s or any Subsidiary’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

7.8 [Reserved].

7.9 Use of Proceeds.

        The Borrower will use the proceeds of the Extensions of Credit solely for the purposes set forth in Section 6.11(a). No Borrowing or any proceeds of any Letter of Credit will be used in violation of any Sanctions or Anti-Corruption Laws.

7.10 ~~Financial Covenants.~~Asset Coverage Ratio.

        ~~(a) Consolidated Total Leverage Ratio. As of the end of each fiscal quarter of the Borrower, the Consolidated Total Net Leverage Ratio shall be less than or equal to 4.50:1.0.~~

        ~~(b) Consolidated Senior Secured Leverage Ratio. As of the end of each fiscal quarter of the Borrower, the Consolidated Senior Secured Leverage Ratio shall be less than or equal to 3.25:1.0.~~

~~(c) Consolidated Interest Coverage Ratio. As of the end of each fiscal quarter of the Borrower, the Consolidated Interest~~The Asset Coverage Ratio shall be greater than ~~or equal to 3.00:1.0.~~1.25:1.00 at all times.

7.11 Additional Credit Parties.

        (a) Additional Subsidiaries. The Credit Parties will cause each of their Material Domestic Subsidiaries (other than Foreign Subsidiary Holding Companies), whether newly formed, after acquired or otherwise existing to promptly (and in any event within forty-five (45) days thereafter, or such longer period of time as agreed to by the Administrative Agent in its sole discretion) to (A) become a “Guarantor” hereunder by way of execution of a Joinder Agreement, (B) grant a security interest in all personal property owned by such Material Domestic Subsidiary (subject to the exceptions set forth in the Security Agreement) by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem reasonably appropriate for such purpose and (C) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, good standing certificates and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent. The Borrower may at any time, at its option, cause a Non-Guarantor Subsidiary to execute and deliver to the Administrative Agent a Joinder Agreement and otherwise comply with this Section 7.11(a).

        (b) Guaranties Relating to Other Debt. If any Non-Guarantor Subsidiary (other than a Foreign Subsidiary Holding Company) shall give a guaranty or become obligated under Support Obligations relating to any Indebtedness in excess of $25,000,000, the Borrower will (A) promptly notify the Administrative Agent and each Lender thereof and (B) within forty-five (45) days thereafter, cause one or more of the Non-Guarantor Subsidiaries to become a “Guarantor” hereunder by way of execution of a Joinder Agreement and to otherwise comply with clause (a) hereof.

7.12 ~~[Reserved].~~Perfected Liquid Securities.

So long as any amounts payable under any of the Credit Documents are outstanding or any Letter of Credit is outstanding, the Borrower shall not withdraw any Cash Equivalents or Marketable Securities from Perfected Liquid Securities unless the Borrower is in compliance with the Asset Coverage Ratio set forth in Section 7.10 both before and after giving effect to such withdraw on a pro forma basis.

7.13 Further Assurances.

Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Credit Parties under, the Credit Documents and all applicable Requirements of Law.

Promptly following any request therefor, provide information and documentation reasonably requested by any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 8

NEGATIVE COVENANTS

        Each Credit Party hereby covenants and agrees that so long as any Credit Document is in effect or any amounts payable under any of the Credit Documents are outstanding or any Letter of Credit is outstanding, and until the Commitments shall have terminated:

8.1 Indebtedness.

        The Credit Parties will not permit any Credit Party or any Subsidiary to contract, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

(b) Indebtedness existing as of the Closing Date and set forth on Schedule 8.1(b) (and renewals, refinancings or extensions thereof on terms and conditions no less favorable to the Credit Parties than such existing Indebtedness (taking into account reasonable market conditions existing at such time) and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

        (c) unsecured intercompany Indebtedness owing by a Credit Party or Subsidiary to another Credit Party or Subsidiary (subject to the limitations set forth in Section 8.6 in the case of the Credit Party or Subsidiary extending the Indebtedness);

(d) obligations (contingent or otherwise) existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(e) except as expressly provided otherwise herein, Support Obligations of any Credit party with respect to any Indebtedness of any Credit Party permitted under this Section 8.1;

        (f) non-delinquent accounts payable, accrued expenses and other expenses arising out of transactions (other than borrowing) in the ordinary course of business on ordinary and customary trade terms;

        (g) Indebtedness of the Foreign Subsidiaries in an aggregate amount not to exceed at any time $50,000,000 (or such dollar equivalent (as determined in the reasonable discretion of Administrative Agent) if the indebtedness is denominated in another currency);

        (h) Indebtedness in connection with the endorsement and deposit of checks in the ordinary course of business for collection;

        (i) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(j) additional unsecured Funded Debt or unsecured Subordinated Debt of the Credit Parties; provided that ~~(i)~~ the Borrower shall have delivered a ~~Pro Forma~~ Compliance Certificate to the Administrative Agent demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that ~~(x) the Consolidated Total Leverage Ratio is less than or equal to 4.25 to 1.00 and (y)~~ the Credit Parties are in compliance with the ~~financial covenant~~Asset Coverage Ratio set forth in Section 7.10~~(c), in each case, calculated as if such Funded Debt or Subordinated Debt had been incurred on the last day of the last applicable measurement period described in Section 7.10 and (ii) if such Funded Debt or Subordinated Debt (or related series of Funded Debt or Subordinated Debt) is equal to or greater than $100,000,000, then, not less than five (5) Business Days prior to entering into such Funded Debt or Subordinated Debt, the Borrower shall have delivered to the Administrative Agent, such Pro Forma Compliance Certificate demonstrating compliance with this clause (j)~~;

        (k) other Indebtedness of any Credit Party which does not exceed in the aggregate at any time outstanding the greater of (i) $100,000,000 and (ii) as of the time of incurrence, 5% of Consolidated Tangible Net Worth so long as (~~i~~x) no Default or Event of Default has occurred and is continuing and (~~ii~~y) the Borrower has delivered a ~~Pro Forma~~ Compliance Certificate to the Administrative Agent demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that ~~(A) the Consolidated Total Leverage Ratio is less than or equal to 4.50 to 1.00 and (B)~~ the Credit Parties are in compliance with the ~~financial covenants~~Asset Coverage Ratio set forth in Section 7.10; and

        (l) any Permitted Convertible Indebtedness.

8.2 Liens.

        The Credit Parties will not permit any Credit Party or any Subsidiary to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

8.3 [Reserved].

8.4 Consolidation, Merger, Sale or Purchase of Assets, etc.

        (a) The Credit Parties will not permit any Credit Party or any Subsidiary to enter into any transaction of merger or consolidation, except that

        (i) any Person may merge into the Borrower or any Credit Party in connection with a Permitted Acquisition; provided that (A) if the Borrower is a party to such transaction, the Borrower shall be the surviving entity, (B) if a Guarantor is a party to such transaction and the Borrower is not a party to such transaction, a Guarantor shall be the surviving entity, and (C) in all other cases, if a Domestic Subsidiary is a party to such transaction, a Domestic Subsidiary shall be the surviving entity and such Domestic Subsidiary shall take such actions as may be necessary for compliance with the provisions of Section 7.11;

        (ii) any (x) Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Credit Party or Subsidiary, (y) any Domestic Subsidiary that is not a Credit Party may be merged, amalgamated or consolidated with or into, or be liquidated into, any Domestic Subsidiary or Credit Party; and (z) any Credit Party (other than the Borrower) may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Credit Party; and

(iii) a Subsidiary may enter into a transaction of merger or consolidation in connection with an Asset Disposition with respect to such Subsidiary permitted under Section 8.5.

        (b) No Credit Party shall make any Acquisition, unless such Acquisition is permitted under Section 8.6.

8.5 Asset Dispositions.

        The Credit Parties will not permit any Credit Party or any Subsidiary to make any Asset Disposition, except

        (a) the license of any intellectual property or related rights of the Credit Parties in the ordinary course of business consistent with prior practices;

(b) the Borrower and its Subsidiaries may dispose of assets in an aggregate amount not to exceed ~~5~~15% of Consolidated Total Assets in any fiscal year; provided, however that for purposes of complying with this Section 8.5(b), any transfer or sale of any intellectual property and related rights shall be valued at the greater of (i) the book value of such assets, or (ii) the transaction value related to the transfer or sale of such assets;

(c) the sale, lease or disposition of machinery and equipment if the proceeds of such sale, lease or other disposition are reinvested within ninety (90) days in the same or similar Property of the Credit Parties and their Subsidiaries; or

(d) (i) any Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Credit Party or Subsidiary, (ii) any Domestic Subsidiary that is not a Credit Party may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Domestic Subsidiary or Credit Party, (iii) any Credit Party may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Credit Party, and (iv) any Credit Party or Subsidiary may make investments permitted by Section 8.6; and

(e) any termination or unwind of a Permitted Bond Hedge Transaction.

8.6 Advances, Investments and Loans.

        The Credit Parties will not permit any Credit Party to make any Investment in or to any Person except for Permitted Investments.

8.7 Amendments Relating to Other Debt.

Without the prior written consent of the Required Lenders, the Credit Parties will not permit any Credit Party or any Subsidiary to, after the issuance thereof, amend or modify, or permit any amendment to or modification of, any of the terms of any Subordinated Debt in a manner materially adverse to the interests of the Lenders.

8.8 Transactions with Affiliates.

The Credit Parties will not permit any Credit Party or any Subsidiary to enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) transactions among the Credit Parties, (b) reasonable and customary officer, director and employee compensation (including bonuses) and other benefits (including retirement, health and other benefit plans, and the funding thereof) and the reimbursement of expenses of officers, directors and employees and (c) except as otherwise specifically limited in this Credit Agreement, other transactions which are on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate and are either entered into in the ordinary course of such Person’s business or approved by a majority of the Borrower’s directors who are disinterested in the transaction.

8.9 Ownership of Subsidiaries.

        Except as permitted by Sections 8.4 and 8.5, the Credit Parties will not permit any Credit Party to sell, transfer or otherwise dispose of, any shares of Capital Stock of any Subsidiaries or permit any Subsidiaries to issue, sell or otherwise dispose of, any shares of Capital Stock of any Subsidiary to any Person other than the Borrower or a Subsidiary. The Borrower will not create, form or acquire, nor will it permit any of its Subsidiaries to create, form or acquire, any Subsidiary, unless such Subsidiary is either promptly joined as an Additional Credit Party pursuant to the requirements of Section 7.11, if such joinder is required thereby.

8.10 Fiscal Year.

        The Credit Parties will not permit any Credit Party or any Subsidiary to make any change in its fiscal year (other than in ordinary course consistent with past practices) or to amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner materially adverse to the interests of the Lenders as determined in good faith by the applicable Credit Parties or Subsidiaries.

8.11 Subsidiary Dividends.

        The Credit Parties will not permit any Credit Party to enter into, assume or otherwise become subject to, or permit any of their respective Subsidiaries to enter into, assume or otherwise become subject to, any agreement prohibiting or otherwise restricting the payment of dividends by any of the Borrower’s Subsidiaries.

8.12 Restricted Payments.

        The Credit Parties will not make, or permit any Credit Party or any Subsidiary to make, any Restricted Payment, except:

(a) Subsidiaries of the Borrower may make Restricted Payments to the Borrower or another Subsidiary;

(b)(i) the Borrower may make the Restricted Payments authorized by its Board of Directors and publicly announced prior to the Closing Date, and (ii) the Borrower may make other Restricted Payments to its shareholders; provided, that (x) no Event of Default or event which, with notice or the passage of time, will constitute an Event of Default has occurred and is continuing or will result therefrom~~,~~ and (y) the ~~Consolidated Total Leverage Ratio is less than or equal to 4.25 to 1.00, and the~~ Borrower is in compliance with the ~~financial covenants~~Asset Coverage Ratio set forth in Section 7.10 after giving effect to such Restricted Payment on a pro forma basis ~~as if such Restricted Payment were made on the first day of the last applicable measurement period described in Section 7.10, (and (A) with respect to Section 7.10(a), such covenant level shall be less than or equal to 4.25 to 1.0 for purposes of this Section and (B) with respect to Section 7.10(b), such covenant level shall be less than or equal to 3.00 to 1.0 for purposes of this Section), and (z) the Credit Parties’ Liquidity, after giving effect to such Restricted Payment, equals or exceeds $500,000,000; provided, however that if such Restricted Payment (or related series of Restricted Payments) is equal to or greater than $100,000,000, then, not less than five (5) Business Days prior to such Restricted Payment,~~, and the Borrower shall be required to deliver to the Administrative Agent~~, in form and substance satisfactory to the Administrative Agent, a Pro Forma~~ a Compliance Certificate, demonstrating the calculations to show compliance with (y~~) and (z~~) above;

(c)the Borrower and its Subsidiaries may make Restricted Payments in respect of employee stock ownership plans, stock incentive plans, deferred compensation plans and similar employee benefit arrangements;

(d)the Borrower and its Subsidiaries may make regularly scheduled Restricted Payments in respect of permitted Subordinated Debt in accordance with the payment terms set forth in the applicable subordination agreement or subordination provisions;

(e)so long as (x) no Event of Default or event which, with notice or the passage of time, will constitute an Event of Default has occurred and is continuing or will result therefrom and (y) ~~the Consolidated Total Leverage Ratio is less than or equal to 4.50 to 1.00, and~~ the Borrower is in compliance with the ~~financial covenants~~Asset Coverage Ratio set forth in Section 7.10 after giving effect to such Restricted Payment on a pro forma basis ~~as if such Restricted Payment were made on the first day of the~~

~~last applicable measurement period described in Section 7.10,~~, the Borrower may pay the premium in respect of any Permitted Bond Hedge Transaction;

(f)so long as (x) no Event of Default or event which, with notice or the passage of time, will constitute an Event of Default has occurred and is continuing or will result therefrom and (y) the ~~Consolidated Total Leverage Ratio is less than or equal to 4.50 to 1.00, and the~~ Borrower is in compliance with the ~~financial covenants~~Asset Coverage Ratio set forth in Section 7.10 after giving effect to such Restricted Payment on a pro forma basis ~~as if such Restricted Payment were made on the first day of the last applicable measurement period described in Section 7.10,~~, the Borrower may make cash payments upon exercise and settlement or termination of any Permitted Warrant Transaction; and

(g)so long as (x) no Event of Default or event which, with notice or the passage of time, will constitute an Event of Default has occurred and is continuing or will result therefrom~~,~~ and (y) the ~~Consolidated Total Leverage Ratio is less than or equal to 4.50 to 1.00, and the~~ Borrower is in compliance with the ~~financial covenants~~Asset Coverage Ratio set forth in Section 7.10 after giving effect to such Restricted Payment on a pro forma basis ~~as if such Restricted Payment were made on the first day of the last applicable measurement period described in Section 7.10, and (z) the Credit Parties’ Liquidity, after giving effect to such Restricted Payment, equals or exceeds $500,000,000,~~, the Borrower may (1) optionally redeem any Permitted Convertible Indebtedness and (2) upon conversion of any Permitted Convertible Indebtedness, make cash payments in excess of the aggregate principal amount of such Permitted Convertible Indebtedness.

8.13 Change in Nature of Business.

        The Credit Parties will not make, or permit any Credit Party or any Subsidiary to engage in any material line of business substantially different from those lines of business conduction by the Credit Parties on the date hereof or any business substantially related or incidental thereto.

8.14 Anti-Corruption Laws; Sanctions.

The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective Related Parties shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

8.15 No Further Negative Pledges.

        The Credit Parties will not, or permit any Credit Party or any Subsidiary to enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien in favor of the Administrative Agent for the benefit of the Secured Parties upon any of their fee-owned real property, deposit accounts or securities accounts, whether now owned or hereafter acquired, except (a)

pursuant to this Agreement and the other Credit Documents, (b) customary restrictions contained in the organizational documents of any Non-Guarantor Subsidiary as of the Third Amendment Effective Date and (c) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).

SECTION 9

EVENTS OF DEFAULT

9.1 Events of Default.

        An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) Payment. Any Credit Party shall

         (i) default in the payment when due and in the currency required hereunder of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

(ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due and in the currency required hereunder of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

(b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

(c) Covenants. Any Credit Party shall

         (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1, 7.2, 7.9, 7.10, 7.11 or Section 8, inclusive, or

         (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of a Responsible Officer becoming aware of such default or notice thereof by the Administrative Agent; or

        (d) Other Credit Documents. Any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing, in any case other than in accordance with the terms thereof or any Credit Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof; or

        (e) Guaranties. The guaranty given by any Guarantor (including any Additional Credit Party) hereunder or any material provision thereof shall cease to be in full force and effect, in any case other than in accordance with the terms thereof, or any Guarantor (including any Additional Credit Party) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such guaranty; or

        (f) Bankruptcy Event. Any Bankruptcy Event shall occur with respect to the Borrower or any Subsidiary; or

        (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $50,000,000 in the aggregate for the Credit Parties and Subsidiaries, taken as a whole, (i) any Credit Party or any Subsidiary shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof (other than, in the case of clause (i) or clause (ii) above, (x) any event that permits holders of any Permitted Convertible Indebtedness to convert such Indebtedness or (y) the conversion of any Permitted Convertible Indebtedness, in either case, into common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof, in any case, to the extent permitted under this Agreement); or

        (h) Judgments. One or more judgments or decrees shall be entered against the any Credit Party or any Subsidiary involving a liability of $10,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

        (i) ERISA. (i) An ERISA Event occurs with respect to a Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate under Title IV of ERISA in an aggregate amount in excess of $10,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

        (j) Ownership. There shall occur a Change of Control.

9.2 Acceleration; Remedies.

        Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting procedures in Section

11.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Administrative Agent may, and upon the request and direction of the Required Lenders shall, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

         (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

         (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

         (iii) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

         (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies with respect to the Perfected Liquid Securities and against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

SECTION 10

ADMINISTRATIVE AGENT

10.1 Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo Bank to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and no Credit Party shall have rights as a third-party beneficiary of any of such provisions.

10.2 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.6 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which shall be a U.S. Person. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall nonetheless become effective thirty (30) days following receipt of such notice from the retiring Administrative Agent (the “Resignation Effective Date”).

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (a) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section and Section 11.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Wells Fargo Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this

Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the book managers, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Obligations arising under the Credit Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.6(f) and (g), 3.5 and 11.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5 and 11.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Lender in any such proceeding.

10.10 Guaranty Matters.

The Lenders and the Issuing Lender irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Material Domestic Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

SECTION 11

MISCELLANEOUS

11.1 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Credit Party, the Administrative Agent, the Issuing Lender or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.1; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Section 2 if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, Issuing Lender and Lenders. The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notice of Revolving Loan Borrowing and Notice of Swingline Loan Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify the Administrative Agent, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.2 Right of Set-Off; Adjustments; Payments Set Aside.

        (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law but subject to the rights of the Administrative Agent under any Credit Document (including any deposit account or securities account control agreement), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

        (b) To the extent that any payment by or on behalf of any Credit Party is made to the Administrative Agent, the Issuing Lender or any Lender, or the Administrative Agent, the Issuing Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Issuing Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender and the Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders and the Issuing Lender under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

11.3 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such

Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.8, 3.11, 3.12, 11.5 and 11.9 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the other Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (viii) of Section 11.6(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.9, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the

Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.6, 3.9, 3.11 or 3.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower prior written consent, and such Participant also shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as Issuing Lender or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, Wells Fargo Bank may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders (with any such Lender’s consent) a successor Issuing Lender or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells Fargo Bank as Issuing Lender or Swingline Lender, as the case may be. If Wells Fargo Bank resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.6(a)). If Wells Fargo Bank resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.7. Upon the appointment of a successor Issuing Lender and/or Swingline Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as the case may be, and (2) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo Bank to effectively assume the obligations of Wells Fargo Bank with respect to such Letters of Credit.

11.4 No Waiver; Remedies Cumulative.

        No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

11.5 Expenses; Indemnification; Damage Waiver.

(a) Costs and Expenses. The Credit Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates (including reasonable documented fees, charges and legal expenses incurred in connection with the preparation, negotiation, execution, delivery and administration of the Credit Agreement and the other Credit Documents not to exceed the limitations set forth in the Engagement Letter with amounts to be paid on the Closing Date, or any amendments, modifications or waivers of any of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), any enforcement, investigation, litigation, proceeding, or preparation of a defense in connection therewith), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender, the Swingline Lender or the Issuing Lender (including the fees, charges and disbursements of counsel for the Administrative Agent, any Lender, the Swingline Lender and the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit).

(b) Indemnification by the Credit Parties. The Credit Parties jointly and severally shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Swingline Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including reasonable documented fees, charges and legal expenses incurred for any Indemnitee in connection with the preparation, negotiation, execution, delivery and administration of the financing documentation, any enforcement, investigation, litigation, proceeding, or preparation of a defense in connection therewith by one external counsel to all such parties taken as a whole, and, in the case of a conflict of interest, one additional external counsel to the affected parties taken as a whole (and, if necessary, of one local counsel representing all such parties in any jurisdiction)), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Credit Documents (including in respect of any matters addressed in Section 3.11), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the Swingline Lender, the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Swingline Lender, the Issuing Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Swingline Lender or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swingline Lender or Issuing Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 3.14.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

        (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Issuing Lender and the Swingline Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.6 Amendments, Waivers and Consents.

        Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower nor may Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section, provided, however, that:

        (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

         (i) extend the final maturity of any Loan, or any portion thereof, or extend the final maturity of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

         (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

         (iii) reduce or waive the principal amount of any Loan, or any portion thereof, or reduce or waive the principal amount of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

         (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

         (v) release the Borrower or, except as the result of or in connection with a dissolution, merger or disposition of a Credit Party permitted under Section 8.4, release any Credit Party or all or substantially all of the other Guarantors from its or their obligations under the Credit Documents,

         (vi) release (A) all or substantially all of the value of the Collateral or (B) any Collateral consisting of Perfected Liquid Securities to the extent such release would result in a violation of Section 7.10, in each case without the written consent of all of the Lenders; provided that the Administrative Agent may release any Collateral permitted to be released pursuant to the terms of this Agreement or the Security Documents,

         (vii) amend, modify or waive any provision of this Section 11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 9.1(a), 11.2, 11.3, 11.5 or 11.9,

         (viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

         (ix) consent to the assignment or transfer by the Borrower, any Credit Party or all or substantially all of the other Guarantors of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; ~~or~~

         (x) subordinate any of the Obligations to any other Indebtedness of the Borrower or its Subsidiaries; or

         (xi) amend Section 7.10, the definitions of Asset Coverage Ratio or Perfected Liquid Securities, or any component definition of any of the foregoing, without the written consent of all of the Lenders;

(b) without the consent of the Administrative Agent, no provision of Section 10 may be amended; and

(c) without the consent of the Issuing Lender, no provision of Section 2.1(b), 2.2(a)(ii) or 2.6 may be amended.

        Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

        Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.7 Counterparts.

        This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

11.8 Headings.

        The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9 Survival.

        (a) All indemnities set forth herein, including, without limitation, in Section 2.6(d), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments and this Credit Agreement, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

        (b) All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.10 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

        (a) This Agreement and the other Credit Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

        (b) The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (c) The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

        (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

        (e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.11 Severability.

        If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.12 Entirety.

        This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.13 Binding Effect; Termination.

(a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

(b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no

Letters of Credit shall be outstanding, all of the Commitments shall have expired or been terminated and this Credit Agreement has been terminated.

11.14 Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Credit Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from a Credit Party or any Subsidiary relating to the Credit Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by such Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Lender acknowledges that (a) the Information may include material non-public information concerning a Credit Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Notwithstanding anything contained herein to the contrary, the Borrower agrees that, each Arranger may, at its own expense, place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as such Arranger may choose, and circulate similar promotional materials, after the Closing Date, in the form of a “tombstone” or otherwise, containing information customarily included in such advertisements and materials, including (i) the names of the Borrower and its Subsidiaries, (ii) such Arranger’s and its affiliates’ titles and roles in connection with the Commitments, and (iii) the amount, type and closing date of the Commitments.

11.15 [Reserved].

11.16 Conflict.

        To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

11.17 USA PATRIOT Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the respective Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act. The Credit Parties will provide any information reasonably requested pursuant to this Section 11.17 to each Lender and to the Administrative Agent.

        11.18 Replacement of Lenders.

If (i) any Lender requests compensation under Sections 3.6, 3.9 or 3.12, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, (iii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Required Lenders as provided in Section 11.6 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable), (iv) any Lender is a Non-Extending Lender or (v) any Lender is a Defaulting Lender (or would be a Defaulting Lender but for the delivery by such Lender of the written notice described in clause (a) of the definition of “Defaulting Lender” unless such notices have been delivered by the Required Lenders), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.3), all of its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.3;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LOC Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.12 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the applicable replacement lender, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in LOC Obligations and Swingline Loans pursuant to this Section 11.18 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

        11.19 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent, the Arrangers and the Book Manager are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Book Manager, on the other hand, (B) each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, each Arranger and the Book Manager each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Credit Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger nor the Book Manager has any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arrangers, the Book Manager and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor the Book Manager has any obligation to disclose any of such interests to the Credit Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Book Manager with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

        11.20 EEA Financial Institutions.

        Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(v)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

        11.~~20~~21 Acknowledgement Regarding any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
1.As used in this Section 11.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

        11.22 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loan Document Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Credit Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Credit Agreement.

(c) The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker's acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(d) The Borrower represents and warrants that it is not (and will not be) using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

[Signature Pages to Follow]

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:    CREE, INC.,
            a North Carolina corporation

By:
Name:
Title:

GUARANTORS:   E-CONOLIGHT LLC,
a Delaware limited liability company

By:
Name:
Title:

ADMINISTRATIVE AGENT:  WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as Administrative Agent, Issuing Lender, Swingline Lender and as a Lender

By:
Name:
Title:

LENDERS    [_______________________],
            in its capacity as a Lender

By:
Name:
Title:

ANNEX B

Amended Schedules and Exhibits to Credit Agreement

See attached.

Schedule 2.1

Commitments

Lender	Revolving Committed Amount	Revolving Commitment Percentage
Wells Fargo Bank, National Association	$23,437,500.00	18.750000000%

BMO Harris Bank, N.A.	$19,531,250.00	15.625000000%

PNC Bank National Association	$19,531,250.00	15.625000000%

Truist Bank (as successor by merger to SunTrust Bank)	$19,531,250.00	15.625000000%

U.S. Bank National Association	$19,531,250.00	15.625000000%

Bank of America, N.A.	$9,114,583.33	7.291666664%

Citibank, N.A.	$9,114,583.33	7.291666664%

First Horizon Bank	$5,208,333.34	4.166666672%

Total	$125,000,000	100.0%

Schedule 2.2(a)(i)
Form of Notice of Revolving Loan Borrowing
Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
MACD1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Re: Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of January 9, 2015 among Cree, Inc., a North Carolina corporation, the Guarantors identified therein, the Lenders identified therein, and Wells Fargo Bank, National Association, as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
Ladies and Gentlemen:
The undersigned hereby gives notice pursuant to Section 2.2(a)(i) of the Credit Agreement that it requests a Revolving Loan Borrowing under the Credit Agreement and in connection therewith sets forth below the terms on which such Revolving Loan Borrowing is requested to be made:
(A) Date of Borrowing (which is a Business Day)
(B) Principal amount of Borrowing
(C) Interest rate basis
(D) Interest Period for Eurocurrency Rate Loans
and the last day thereof

In accordance with the requirements of Section 5.2 of the Credit Agreement, the Borrower hereby represents and warrants that the conditions precedent set forth in Section 5.2 of the Credit Agreement have been satisfied as of the date hereof.
The amount of Perfected Liquid Securities as of the date hereof is $[______] (as set forth in more detail on Exhibit A attached hereto).
CREE, INC.,
as Borrower

By:
Name:
Title:

Exhibit A
Perfected Liquid Securities
See attached.

Schedule 2.2(a)(ii)
Form of Notice of Swingline Loan Borrowing
Wells Fargo Bank, National Association, as Swingline Lender
1525 West W.T. Harris Blvd.
MACD1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Re: Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of January 9, 2015 among Cree, Inc., a North Carolina corporation, the Guarantors identified therein, the Lenders identified therein, and Wells Fargo Bank, National Association, as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
Ladies and Gentlemen:
The undersigned hereby gives notice pursuant to Section 2.2(a)(ii) of the Credit Agreement that it requests a Swingline Loan Borrowing under the Credit Agreement and in connection therewith sets forth below the terms on which such Swingline Loan Borrowing is requested to be made:
(A) Date of Borrowing (which is a Business Day)
(B) Principal amount of Borrowing
(C) Interest rate basis (Base Rate or Daily LIBOR Rate)
In accordance with the requirements of Section 5.2 of the Credit Agreement, the Borrower hereby represents and warrants that the conditions precedent set forth in Section 5.2 of the Credit Agreement have been satisfied as of the date hereof.
The amount of Perfected Liquid Securities as of the date hereof is $[______] (as set forth in more detail on Exhibit A attached hereto).

CREE, INC.,
as Borrower

By:
Name:
Title:

Exhibit A
Perfected Liquid Securities
See attached.

Schedule 7.1(c)

[Form of] Officer’s Compliance Certificate
For the month ended __________, 20__.
Pursuant to that Credit Agreement (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”; all capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement) dated as of January [__], 2015 among Cree, Inc., a North Carolina corporation, the Guarantors identified therein, the Lenders identified therein, and Wells Fargo Bank, National Association, as Administrative Agent, the undersigned, the [Chief Executive Officer][President][Chief Financial Officer][Treasurer][Controller] of the Borrower, hereby certifies to the Administrative Agent and the Lender that, to the best of [his][her] knowledge and belief:

a.Attached hereto on Schedule A are detailed calculations demonstrating compliance by the Borrower with the Asset Coverage Ratio contained in Section 7.10 of the Credit Agreement as of the last Business Day of the calendar month referred to above.

b.No Default or Event of Default exists under the Credit Agreement.1

This __ day of __________, 20__.
CREE, INC.,
as Borrower
By:
Name:
Title:

Schedule A

ACR Calculations
As of: [____ __], 20[__]

1 If any Default or Event of Default does exist, then add the following statement before the period: “except as set forth in a separate attachment to this Compliance Certificate, which specifies the nature and extent thereof and the action the Borrower proposes to take with respect thereto